SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event report): September 10, 2001

                              EARFUL OF BOOKS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                  0-23356                87-0421089
  (State or incorporation)   (Commission File Number)   (I.R.S. Employer
    other jurisdiction of                                Identification)
           Number)

      907 West 5th Street                                    78703
         Suite 203                                         (Zip Code)
        Austin, TX
    (Address of principal
      executive offices)

                                 (512) 343-2620
               Registrant's telephone number, including area code

                              6015 Lohman Ford Road
                                    Suite 100
                              Lago Vista, TX  78703
          (Former name or former address, if changed from last report)

CAUTIONARY STATEMENT FOR PURPOSES OF "SAFE HARBOR PROVISIONS" OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

The Private Securities Litigation Reform Act of 1995 (the "Reform Act") provides a "safe harbor" for forward-looking statements to encourage companies to provide information about their companies, so long as those statements are identified as forward-looking and are accompanied by cautionary statements identifying important factors that would cause actual results to differ materially from those discussed in the statement. The Registrant desires to take advantage of the "safe harbor" provisions of the Reform Act. Except for the historical information contained herein, the matters discussed in this report are forward-looking statements, which involve risks and uncertainties. Although the Registrant believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Important factors that can cause actual results to differ materially from the Registrant's expectations are disclosed in conjunction with the forward-looking statements or elsewhere herein.

     This Amendment No. 1 amends and restates the Current Report on Form 8-K (the "Form 8-K") filed on July 10, 2001, by the Registrant. At the time of filing the Form 8-K, it was impracticable to provide the financial statements of the business acquired and the pro forma financial information required by Item 7.

Item 1. Change of Control of Registrant
---------------------------------------

     Pursuant to an Agreement and Plan of Merger (the "Plan") dated June 29, 2001, by and between American Absorbents Natural Products, Inc. (the "Registrant"), Earful Acquisition Corp., a newly formed wholly owned subsidiary of the Registrant (the "Merger Sub") and Audiobooks of Texas, Inc., a Texas corporation d/b/a Earful of Books ("Earful"), as discussed in Item 2, the former shareholders of Earful now own approximately 76% of the issued and outstanding voting securities of the Registrant. Paul A. Rush, the Chairman of the Board of Directors, President, Chief Executive Officer, and the largest former shareholder of Earful became Chairman of the Board of Directors and Chief Executive Officer of the Registrant and now owns approximately 8.2% of the voting securities of the Registrant. Other former Directors of Earful that have become Directors of the Registrant now own the following percentage of voting securities of the Registrant: Ken Anderson (4.1%), Russell Grigsby (4.0%), Jim Peterson (5.5%), Goodhue Smith (4.3%), and Roy Terracina (6.5%). Robert Bitterli, Director and former CEO of the Registrant now owns (3.4%). Pursuant to the Plan, all of the Registrant's directors and officers other than Robert Bitterli have resigned and, pursuant to the Bylaws of the Registrant, Bitterli, as the sole remaining director, replaced the resigning directors and officers with the following persons:

     Paul A. Rush, Chairman of the Board of Directors, Chief Executive Officer and Director; Jeffery L. Lindholm, President; Myron E. Sappington, Chief Financial Officer; Jay A. Ferguson, Vice President of Operations; Kenneth W. Anderson, Director; Russell A. Grigsby, Director; Jim L. Peterson, Director; Goodhue W. Smith, III, Director; Roy D. Terracina, Director; and Garrett Boone, Advisory Director.

     The former shareholders of Earful have obtained no loans or pledges for the purpose of acquiring control. Following the replacement of certain officers and directors of the Registrant in connection with the Plan, there are no arrangements or understandings among Earful and the Registrant or their affiliates with respect to the election of directors or other matters. There are no arrangements, known to the Registrant, including any pledge by any person of securities of the Registrant, the operation of which may at a subsequent date result in a change in control of the Registrant.

Item 2. Acquisition or Disposition of Assets.
---------------------------------------------

     AGREEMENT  AND  PLAN  OF  MERGER.  Effective  July  6, 2001, Merger Sub was
     --------------------------------
merged with and into Earful with Earful being the surviving corporation and the Registrant owning all of the outstanding securities of Earful (the "Merger"). The issued and outstanding common stock (except for treasury stock, shares owned by the Registrant, if any, and shares held by persons exercising statutory dissenter's rights pursuant to Texas law) and warrants of Earful were converted into the right to receive common stock and warrants of the Registrant. The Registrant has acquired all of the issued and outstanding shares of common stock and warrants of Earful in exchange for a total of 13,531,480 shares of the Registrant's common stock and warrants to purchase 147,747 shares of the Registrant's common stock (110,000 of which are held by Myron Sappington and 37,747 of which are held by Paul Rush). The sixty-nine (69) former shareholders of Earful now collectively own approximately 76% of the 17,852,198 issued and outstanding shares of the Registrant's common stock. In evaluating the Merger, the Registrant considered certain criteria, including the value of the assets of Earful, Earful's ability to compete in its markets and the current and anticipated business operations of Earful. The shareholders of Earful considered the value of common stock of the Registrant to be received in the Merger, the percentage of the Registrant's common stock to be owned by Earful shareholders following the Merger, and the Registrant's status as a reporting company and the listing of its common stock on the Over-the-Counter Bulletin Board.

     Because the business and operations of Earful will be the primary business and operations of the Registrant after the date of the Merger, management wishes to provide a discussion of this business, the inherent risks associated with this business and other material information in order to allow investors to adequately evaluate an investment in the Registrant's common stock in the future.

     THE  EARFUL  BUSINESS.  Earful  is based in Austin, Texas, and is a leading
     ----------------------
audiobook-only retailer in the United States. Earful, one of the pioneers in the audiobook retailing industry in the United States, was founded in 1992 and began its franchise operations in 1998. Earful currently offers audiobooks for sale or rent on both cassette and compact disc. Earful's customer base is made up of commuters, salespeople, exercisers, repetitive task job holders (such as postal workers and line workers) and students (particularly those suffering from Attention Deficit Disorder or dyslexia). At present, Earful is the largest (based upon revenue) and second largest (based upon number of stores open) audiobook-only retailer in the United States. In the retail marketplace, Earful competes for audiobook sales with large chain bookstores, such as Borders and Barnes & Noble. Earful also competes with independent video stores and Cracker Barrel restaurants for audiobook rentals. The Company's principal suppliers include Ingram Entertainment, Books on Tape, Recorded Books, Brilliance Audio, Blackstone Audio, and Ingram Book Company. The Company had 18 full time employees and 36 part-time employees as of June 28, 2001.

     Bricks  and Mortar Strategy.  Earful intends to become the leading retailer
     ---------------------------
of audiobooks through its "bricks and mortar" stores and internet operations, with the largest rental selection of any retailer in the country focusing on unabridged titles. Additionally, Earful will strive to complement the rental strategy with a commitment to stocking the finest audiobooks available for sale. Management believes that Earful's level of customer service will help build customer loyalty, repeat business and customer referrals. At present, each Earful store carries approximately 7,000 of the over 65,000 audiobook titles available for sale or rental. In contrast, Borders and Barnes & Noble normally carry between 500 and 1,000 titles for sale only. Earful carries one of the largest selections of audiobooks in the retail sector and specializes in offering unabridged audiobook selections.

     Earful was established in August 1992 and opened its first store on November 1, 1992 in Austin, Texas. Earful opened its second store in Dallas in July 1993 and a third store in Plano, Texas in March 1994. Earful entered into a license agreement in August 1995 for a store in Charlotte, North Carolina. The licensee entered into a license for a second store in July 1997. In 1996, Earful also entered into a license agreement for an Arlington, Texas store. All three license stores converted to franchise stores when Earful began its franchise operations in July 1998. In 1997, Earful acquired the assets of Booktronics of Houston, Texas, which operated a single store in Houston, Texas. The store has since been converted to Earful's format. In April 2001, Earful opened a store in San Antonio, Texas.

     Earful also has franchise stores in operation in the following areas:

     Arlington, Texas

     Cincinnati, Ohio

     Charlotte, North Carolina

     Cornelius, North Carolina

     Mission Viejo, California

     Portland, Oregon

     Redmond, Washington

     Roanoke, Virginia

     Rockville, Maryland

     Earful has executed franchise agreements for development of franchise stores in the following areas:

     Boca Raton, Florida

     Mountain View, California

     Tyson's Corner, Virginia

     Richmond, Virginia

     Earful has Area Development Agreements with existing franchisees related to potential franchise development over a three to four year time period in the following areas:

     Charlottesville, Virginia

     Gaithersburg, Maryland

     Portland, Oregon

     Richmond, Virginia

     Seattle, Washington

     West  Palm  Beach,  Florida

     Internet  Strategy.  Earful  has an opportunity to leverage its "bricks and
     ------------------
mortar" operation with an extensive Internet application. Earful's goal is to strengthen its physical presence by combining it with a strong Internet strategy and thereby developing brand recognition that spans the spectrum from leisure shopping pleasure to delivery-on-demand service.

     Earful is aggressively moving to outfit its store locations to take advantage of the efficiencies offered by the Internet. Earful currently plans to equip each existing store and each new location added with technology that will allow stores to download, via the Internet, any content that has been digitally encoded and is available in the market, in any format desired by the customer: cassette tape, compact disc or an appropriately-equipped personal player (such as an MP-3 player). The customer will be able to reserve his or her selection by telephone or from the Internet, and pick it up at the store closest to their location, receive it by mail, or, if they are already in a store, their request will be able to be downloaded on the spot. This concept will allow Earful to have a "virtual inventory," thereby reducing its inventory carrying cost and increasing its profit margin while improving its ability to meet customers needs and expanding its customer base. Franchise stores will also benefit from this strategy in lower inventory carrying costs, translating into higher returns on their investment and an opportunity to expand their customer base.

     Earful is actively working to increase its online presence to broaden its exposure to new customers. In May 2000, Earful acquired a 90% interest in Audiobookcafe.com, (http://www.audiobookcafe.com), the leading on-line magazine
                     ----------------------------
in the audiobook industry in exchange for shares of Earful common stock and the assumption of certain liabilities. After twelve months in operation, it is receiving over 25,000 web-page views or "hits" per month. This website allows online visitors to receive new release book reviews, rent and purchase audiobooks at discounted rates, chat with other audiobook enthusiasts, hear and read author interviews, and stream audiobooks directly to their personal computer. Eventually, audiobook enthusiasts will be able to visit local stores to participate in theme-based "audiobookcafe nights," where selected authors and book reviewers will be able to join participants in multiple locations, via the Internet, to chat personally with authors, hear book reviews and otherwise share their audiobook experience.

     Blockbuster  Alliance.  Earful  has  entered  into  an  Alliance  Partner
     ---------------------
Agreement with Blockbuster, Inc., joining other companies such as Starbucks, Papa John's Pizza, Quizno's and Subway as Alliance Partners of Blockbuster. Pursuant to Earful's Agreement with Blockbuster as an Alliance Partner, Earful expects to receive the following benefits:

- A right to sublease part of Blockbuster Stores approved by Blockbuster for downsizing. Earful plans to develop and build-out up to 150 stores in Blockbuster sites over the next three years.

- To reduce store build-out costs, Blockbuster will share utilities on a pro-rata basis and where appropriate share restroom facilities.

- Earful will have the opportunity to partner with Blockbuster on a fee basis for advertising/marketing services for the Blockbuster/Earful co-located stores.

- Blockbuster will allow Earful to advertise in Blockbuster mailings and provide taglines in other types of advertising.

- Blockbuster will investigate ways that the companies can jointly leverage their franchise opportunities.

- Blockbuster will test an audiobooks "button" on Blockbuster's web home page (http://www.blockbuster.com), where Blockbuster will receive a 5%
      --------------------------
     commission  on  any  revenue  generated  through  this  arrangement.

     Additional Information.  Audiobooks  of Texas, Inc. is not required to send
     ----------------------
an annual report to its shareholders and does not foresee doing so voluntarily. Audiobooks of Texas, Inc. is not required to file any reports with the SEC.

     The public may read and copy any materials that the Registrant files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and other information statements, and other information at http://www.sec.gov. You may also access
                                        ------------------
information concerning Earful at http://www.earful.com/ and about the Registrant
                                 ----------------------
at  http://www.aanpi.com.
    --------------------

     RISK  FACTORS. The risks described below should be considered together with
     -------------
all of the other information included in this Report. Because the Registrant is the reporting entity but the business of Earful is now the primary business of the Registrant, the following risks sometimes refer to Earful and sometimes refer to the Registrant. Investors should consider these risks together in evaluating a potential investment in the Registrant. These risks could affect the Registrant's business, financial condition or results of operations. In such an event, the trading price of the Registrant's common stock could decline, and an investor may lose all or part of its investment.

Risks Related to the Earful Business.
-------------------------------------

LIMITED OPERATING HISTORY.

     Earful has a limited operating history from which to evaluate its business and operations. Earful was founded in 1992. Although Earful has experienced growth in both the rental and direct-sale markets of audiobooks during its eight-year history, there can be no assurance that it will continue to grow or that it will achieve positive cash flow and profitability on an ongoing basis. As a company in a new and evolving market, it faces numerous risks and uncertainties.

ABSENCE OF PROFITABILITY.

     Due in part to Earful's aggressive growth plan, since Earful's inception, based on unaudited and audited financial information it has not been profitable. Earful has historically experienced losses on a consolidated basis, including losses of $251,081 during the year ended December 31, 1997, $785,833 during the year ended December 31, 1998, $1,109,202 during the year ended December 31, 1999 and $2,554,698 during the year ended December 31, 2000. Earful is a guarantor of approximately $150,000 of debt of a partnership in which Earful is the general partner and a limited partner loan, which debt was used to finance its store in Austin, and an additional loan in the amount of approximately $52,000, which was used to finance its store in Houston, Texas. At June 30, 2001, Earful had accumulated a deficit of $(6,493,641) and outstanding indebtedness to its shareholders of approximately $1,124,000 including accrued interest expense. As of June 30, 2001, Earful had approximately $2,366,478 of indebtedness outstanding, which is substantial in relation to Earful's total capitalization. Earful's indebtedness requires it to make timely interest and principal payments. If Earful does not generate sufficient cash flow from operations or obtain other sources of funds to finance these payments, it may default on its obligations under its indebtedness. Moreover, because borrowings under the credit agreement are at variable interest rates, Earful is subject to the risk of paying higher rates on advances under the credit agreement. Any default under outstanding indebtedness could have a material adverse effect on our business, including foreclosure by the lenders on Earful assets. Earful is currently in default of certain loan covenants in its agreements with shareholder lenders. These shareholder lenders have waived the covenent violations and have each approved the Merger.

ABILITY TO MANAGE GROWTH

     Earful's internal growth and acquisitions have placed, and are expected to continue to place, a significant strain on our management, administrative, operational, financial and other resources. Earful cannot assure potential investors that it will be able to successfully integrate the acquired operations into its business or that it will be able to retain key personnel acquired in these transactions. Earful will be materially adversely affected if it is unable to successfully integrate acquired businesses and personnel into its operations.

DEPENDENCE ON GROWTH OF AUDIOBOOK MARKET.

     Because the market for audiobooks is still evolving and is a niche market, it is not certain that the market will continue to grow. It is possible that the market for audiobooks may not continue to grow at the current rate or growth trends may reverse. The sale of audiobooks through mail order clubs is an emerging retail concept. As is typically the case for products in an evolving industry, the ultimate level of demand and market acceptance for audiobooks is subject to a high degree of uncertainty. A decline in the popularity of audiobooks would adversely affect Earful's business and prospects. Failure to respond to factors affecting Earful's business could result in lost sales opportunities or excess inventory from Earful's inability to sell selected titles. Earful's success is largely dependent upon its ability to anticipate and respond to these and other factors affecting the industry, such as economic factors affecting discretionary consumer spending, changes in consumer demographics and the availability of other forms of entertainment.

RESPONSIVENESS TO MARKET TRENDS.

     The audiobook market is characterized by continuous introductions of new titles and is subject to changing consumer preferences, which may adversely affect Earful's ability to plan for catalog offerings, anticipate order lead-time and accurately assess inventory requirements. While Earful evaluates many factors to anticipate the popularity and life cycle of selected titles, the ultimate level of demand for specific audiobook titles is subject to a high level of uncertainty. Moreover, sales of a specific audiobook title typically decline rapidly after the first few months following release. Any unanticipated decline in popularity of selected titles could result in excess inventory or require Earful to sell this inventory at a reduced price. Interruption in the supply of audiobooks could result in increased product costs or loss of sales opportunities.

FAILURE TO OBTAIN RIGHTS.

     Failure to obtain the rights to audiobook libraries or selected audiobook titles, on commercially reasonable terms, or at all, could negatively affect Earful's business. Earful's success is in part dependent upon its ability to establish license arrangements and license and supply arrangements with respect to audiobook publishers' libraries and to enter into additional arrangements for the supply of new audiobook titles.

POSSIBILITY OF INCREASED POSTAL COSTS.

     Increases in costs of postage and shipping could reduce Earful's net income or increase Earful's net loss if it were unable to pass on the costs to its customers. Any unanticipated increase in postal rates could have an adverse effect on Earful's operating results to the extent that it is unable to offset these increases by raising its prices or by implementing more efficient mailing, delivery and order fulfillment methods. Postage and shipping are significant expenses in the operation of Earful's business.

DEPENDENCE ON PROPRIETARY INFORMATION.

     Third parties could copy or obtain access to, and use, Earful's member and customer databases and other proprietary know-how, ideas and concepts. In addition, confidentiality agreements with executive officers, employees, list managers and appropriate consultants and service suppliers may not adequately protect Earful's trade secrets. In the event competitors independently develop or otherwise obtain access to Earful's know-how, concepts, trade secrets or databases, Earful might be adversely affected.

     Unanticipated events, including delays in securing an adequate supply of popular audiobook titles at the time of peak sales, delays in direct mailing or significant decreases in sales, particularly during peak sales periods, could result in losses during a period which would not be easily reversed before the following year.

DEPENDENCE ON KEY PERSONNEL.

     Earful is dependent upon the services of its key personnel and in particular Paul A. Rush, Earful's founder; Myron Sappington, CPA, EVP & Chief Financial Officer; Jefferson J. Baskin, EVP, Customers; and Jay A. Ferguson, Vice President of Store Operations. Earful currently maintains two key man life insurance policies covering Mr. Rush in the collective amount of one and a half million dollars ($1,500,000). Earful is currently compensating its executives or consultants at below market rates. However, as part of this transaction, certain key managers will be receiving a raise to bring their salaries more in line with the existing market conditions. The loss of the services of any personnel could have a material adverse effect on Earful. In addition, the availability of skilled personnel is extremely important to Earful's growth strategy and the failure of Earful to attract and retain such personnel could have a material adverse effect on Earful. See "Directors and Executive
                                                    ----------------------------
Officers."
----------

COMPETITION FOR CUSTOMERS.

     Earful expects competition in the audiobook market, including Internet and traditional "bricks and mortar" store operations, to intensify as more competitors seek to expand their position in the marketplace. Earful expects companies with much greater resources than it to compete for the same business. Competitors could include traditional booksellers, including Borders Group, Inc., Barnes & Noble, Internet companies such as Amazon.com and traditional retailers such as Wal-Mart. Most of these competitors and potential competitors have substantially greater financial, technical and marketing resources than Earful. Earful is also in direct competition with other audiobook retailers, including Talking Book World, a chain of audiobook stores based in Detroit, Michigan. There can be no guarantee that Earful will be able to compete effectively or successfully implement its business plan. Earful's business strategy depends in part on its ability to grow its brand name and continue its expansion through the development of corporate stores and additional franchises, as well as its ability to develop its Internet presence as the premier destination for audiobooks on the Internet. There can be no assurance that Earful will be able to grow its business and achieve continuing revenue growth and/or reductions in costs.

DEPENDENCY ON FRANCHISE CONCEPT.

     Because of its limited available capital, Earful is dependent on attracting qualified franchisees to meet its retail store expansion plan. In the event Earful cannot attract qualified franchisees, Earful will not meet its store-opening schedule which could have a material adverse effect on Earful's business. Because revenues from franchisees' sales are a component of Earful's revenue base, Earful's performance also depends upon the ability of its franchisees to promote and capitalize upon the Earful concept.

GOVERNMENT REGULATION.

     Earful is subject to federal regulation and certain state laws that govern the offer and sale of franchises. Many state franchise laws impose substantive requirements on the franchise agreement, including limitations on non-competition provisions and termination or non-renewal of a franchise. Some states require that certain materials be registered before franchises can be offered or sold in that state. The failure by Earful to comply with these laws could subject Earful to liability to franchisees and to fines or other penalties imposed by governmental authorities. Earful believes that the franchising industry is experiencing an increasing trend of franchisees filing complaints with state and federal governmental authorities and instituting lawsuits against franchisors claiming that they have engaged in unlawful or unfair trade practices or violated express or implied agreements with franchisees. Earful believes that it is in material compliance with these laws and regulations and its agreements with franchisees, and that its relations with its franchisees are generally good.

CONTINUED AVAILABILITY OF RETAIL REAL ESTATE SITES.

     There is no assurance that either Earful or its franchisees will be able to continue to negotiate acceptable retail real estate leases in which to locate its future stores or that rental rates will continue to be at such levels that profitability will continue to be possible. There is no long-term commitment from Blockbuster that it will continue to offer Earful or its franchisees opportunities or any incentives to locate within its retail locations.

DIRECT LIABILITY OF EARFUL FOR REAL ESTATE LEASES ON SITES OCCUPIED BY FRANCHISEES.

     Earful is the sub-tenant on real estate leases occupied by the franchisee-owned stores co-located with Blockbuster. There is no assurance that any of these stores will be adequately profitable to meet the lease obligations or that Earful will have adequate capital to pay the lease requirements in the event franchisees fail to meet their obligations under the leases.

TECHNOLOGICAL OBSOLESCENCE RISK.

     There is no assurance that Earful will have adequate capital to develop or acquire any new technology necessary to retain its position in the market. There currently exist other market participants more favorably capitalized and better positioned than Earful to develop new technology or acquire newly available technology. Others may develop products or technologies that render our products noncompetitive or obsolete. If Earful is not able to respond to technological change, it may lose customers, which could cause Earful's revenues to decrease.

Risks  Related  to  the  Registrant's  Zeolite Business.  Based on due diligence
-------------------------------------------------------
conducted in connection with the Merger and intended disposition of certain business units currently contemplated, management wishes to disclose additional risks related to Registrant's business. Below are additional risk factors which investors should consider prior to making an investment in the common stock of the Registrant.

SALES OF ASSETS.

     The Registrant currently anticipates liquidating the assets related to the zeolite business. The Registrant has entered into a Marketing Agreement with Barso Global Management Ltd. ("Barso") in which it has engaged Barso to explore opportunities to sell certain of its properties. An initial analysis indicated that the zeolite deposit mined by the Registrant may contain very low traces of known carcinogenic fibrous particles. However, a subsequent refined mineralogical analysis determined that the material contains no measurable concentrations of known carcinogenic fibrous particles. Therefore, management believes that since there are no measurable concentrations of known carcinogenic fibrous particles in the zeolite deposit mined by Registrant there will be no material adverse affect on the market value of the zeolite assets or the potential realizable value of these assets.

POTENTIAL ENVIRONMENTAL LIABILITIES.

     The Registrant has been engaged in the mining of zeolite. As discussed above, a refined mineralogical analysis of the zeolite deposit mined by the Registrant was found to contain no measurable concentrations of known carcinogenic fibrous particles. Based upon the refined analysis, management believes that it is unlikely that harmful exposures of carcinogenic fibrous particles could be experienced from contact with the Registrant's product. However, if any person were to be successful in obtaining a judgment against the Registrant for adverse health conditions, it could have a material adverse impact on the Registrant. Management has obtained insurance coverage for this potential liability; however, there can be no assurance that such insurance coverage will be adequate to insulate the Registrant from all material liability.

     DESCRIPTION  OF  PROPERTY.  Earful  occupies  approximately  4,270 combined
     -------------------------
square feet of leased office space in Austin, Texas for its headquarters and 22,852 combined square feet of leased retail space in Austin, Dallas, Houston and San Antonio where the Earful-owned retail stores are operated. The monthly rent on the combined space is approximately $59,571.65. Substantially all of this space is leased until 2004. We believe that current facilities will be adequate to meet our near term requirements.

     DIRECTORS  AND  EXECUTIVE  OFFICERS. Pursuant to the Plan, the officers and
     -----------------------------------
directors of the Registrant, other than Robert Bitterli, resigned their respective positions. Pursuant to the Bylaws of the Registrant, Bitterli, as the sole remaining director, appointed those persons described in Item 1 to serve as the officers and directors of the Registrant. Set forth below is the name, age, position and brief account of the business experience of the current officers and directors of the Registrant:


        NAME          AGE                       POSITION
        ----          ---                       --------
Paul A. Rush           42     Chairman of the Board, Chief Executive Officer,
                              President and Director

Myron E. Sappington    56     Executive Vice President & Chief Financial Officer

Jefferson J. Baskin    35     Executive Vice President, Customers

Jay A. Ferguson        38     Vice President of Store Operations

Kenneth W. Anderson    69     Director

Russell Grigsby        43     Director

Jim L. Peterson        65     Director

Goodhue W. Smith III   51     Director

Robert Bitterli        45     Director

Roy D. Terracina       54     Director

Garrett Boone          58     Advisory Director


PAUL A. RUSH - CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR

Paul Rush was the founder and since Earful's 1992 inception, has been a Director, President and Chief Executive Officer of Earful. Mr. Rush established the first Earful retail store in November 1992. From that time to the present, as President, Chief Executive Officer and Chairman of the Board of Directors of Audiobooks of Texas, Inc., he has directed the development and operation of Earful stores, as well as the establishment of Earful of Books Franchising Company, Inc. In May 1996, Paul Rush has served as Treasurer of the Audio Publishers Association (APA), and was re-elected in 1997 and also served that year as Vice President. In June 1999, he became the first non-publisher to be elected President of the Audio Publishers Association. Mr. Rush was re-elected President of the APA in May 2000 and completed his tenure as of June 30, 2001.

MYRON E. SAPPINGTON-EXECUTIVE VICE PRESIDENT & CHIEF FINANCIAL OFFICER

Mr. Sappington is a CPA who joined Earful in December 1999. He has a BBA and an MBA from the University of North Texas. He began his career on the audit staffs of Price Waterhouse and Peat, Marwick & Mitchell. Mr. Sappington was previously Executive Vice-President of FSA Mortgage Corporation, and from 1987 to 1993, served as President of Quantus Corporation, a real estate service-consulting firm. Prior to joining Earful, Mr. Sappington was a consultant to community banks in the area of asset-based lending.

JEFFERSON J. BASKIN - EXECUTIVE VICE PRESIDENT, CUSTOMERS

Jefferson J. Baskin joined the Earful staff in September 2001 and oversees all marketing, retail stores and Internet initiatives. Prior to joining Earful, Mr. Baskin was the Director of Marketing and Strategic Alliances for iluvcamp, an Internet company serving the summer camp industry. Previous to iluvcamp, he created BaskinGroup, a small business-consulting firm. He spent two years providing services to economic development clients of the Greater Austin Chamber of Commerce (GACC), where he designed and developed marketing programs that increased new prospect activity and new primary employers. He received a Bachelor of Arts degree from Trinity University in 1988 and a Master of Public Affairs degree from the University of Texas at Austin in 1994.

JAY A. FERGUSON-VICE PRESIDENT OF STORE OPERATIONS.

Jay A. Ferguson joined the staff of Earful on October 5, 2000 as the Director of Store Operations. Mr. Ferguson was previously employed with Schlotzsky's Inc. From 1996 to 1999, he was a Franchise Business Consultant responsible for 330 franchise restaurants operating in the field. From 1999 to 2000, Mr. Ferguson was a Regional Franchise Services Manager responsible for all of the Schlotzsky's franchise stores in Northern Texas and Northern Louisiana, Arkansas, and Oklahoma. Prior to joining Schlotzsky's Inc., Mr. Ferguson was in charge of the SBA Lending Department at First State Bank in Austin, Texas, following eight years in various positions with the U. S. Small Business Administration. Mr. Ferguson received a degree in Liberal Arts from St. Edwards University in Austin, Texas in 1990.

KENNETH W. ANDERSON - DIRECTOR

Ken Anderson joined Earful's Board in March 1999. Since 1992, he has been an investor and business consultant and serves on several boards including Fossil, Inc. Fossil is a reporting company. Mr. Anderson is the Co-Founder and former Director and President of both Blockbuster Entertainment Corporation (1985-1987) and Amtech Corporation (1987-1991) in Dallas, Texas.

RUSSELL GRIGSBY - DIRECTOR

Mr. Grigsby joined the Earful Board in 2001. Prior to that, Mr. Grigsby was Founder, President and CEO of Cornerstone Securities Corporation (now ProTrader) which is a stock trading company with brokerage operations in 19 cities. Before that he worked as CFO of GPS Technology. Mr. Grigsby has a BA from Baylor University and an MBA from Southern Methodist University.

JIM L. PETERSON - DIRECTOR

Jim Peterson also joined Earful's Board in March 1999. For 23 years, Mr. Peterson was the CEO of Whataburger, Inc. Since 1994, Mr. Peterson has been Chairman of the Board and Chief Executive Officer of Bojangles Restaurants, Inc. which is headquartered in Charlotte, North Carolina, and which operates and franchises a chain of more than 250 fast food restaurants.

GOODHUE W. SMITH III - DIRECTOR

Goodhue Smith has served as a Director on Earful's Board since May 1994. In 1978, Mr. Smith founded Duncan-Smith Co., an investment-banking firm with an emphasis on regional transactions. He is currently Secretary and Treasurer of Duncan-Smith Co. Mr. Smith is also a Board member of Consolidated Healthcare, Inc. of Waco, Texas and is Chairman of the Board of Citizens National Bank, Cameron, Texas.

ROBERT BITTERLI - DIRECTOR

Robert Bitterli served as a director of the Company from June 1995 until June 1996 and became a director of the Company again in May 1999. He also became Chief Executive Officer and President of the Company in May 1999 until the date of the Merger. Mr. Bitterli founded and served as President of Windfall Corporation, a management consulting firm, specializing in corporations seeking and working with government contracts. He holds a B.S. degree in Psychology from Campbell University in Bueise Creek, North Carolina and an M.A. in Business Administration and Personnel Management, both from Webster University in St. Louis, Missouri.

ROY D. TERRACINA - DIRECTOR

Roy Terracina, since January 1994, has been Chief Executive Officer of Sunshine Ventures, Inc., an investment firm in San Antonio, Texas. Mr. Terracina is also a Board member of US Global Investors, Inc., Norwood Promotional Products, Inc. and Chase Bank - San Antonio. From 1984 to December 1993 when he sold the company, Mr. Terracina was the President and principal shareholder of Sterling Foods, Inc. of San Antonio, a major supplier of baked and packaged goods. Mr. Terracina has been an Earful Board member since 1994.

GARRETT BOONE - ADVISORY DIRECTOR

Garrett Boone served as a Director on Earful's Board from 1994 to June, 2001. As of July 6, 2001, he became an Advisory Director to the Company. He is co-Founder, Director and Chief Executive Officer of The Container Store, Inc., headquartered in Dallas, Texas. He established the first Container Store specializing in storage and organization items in 1978. The Container Store chain of retail stores has grown to 37 and continues to expand.

     SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT.  The
     ---------------------------------------------------------------------
following table contains information regarding the shareholdings of the Registrant's current directors and executive officers and those persons or entities who beneficially own or control more than 5% of the Registrant's common stock based on 17,852,198 shares issued and outstanding after the Merger.

                                                        SHARES BENEFICIALLY OWNED
                                                        -------------------------
NAME OF BENEFICIAL OWNER                                    NUMBER      PERCENT
------------------------                                ------------  -----------
Directors and Named Executive Officers (1):

Paul A. Rush, Chairman of the Board, Chief Executive
Officer, [President] and Director (2)                      1,458,517      8.2%

Myron E. Sappington,  Executive Vice-President and Chief
Financial Officer (3)                                              0        0

Jefferson J. Baskin, Executive Vice-President, Customers           0        0

Jay A. Ferguson, Vice-President of Operations                      0        0

Kenneth L. Anderson, Director                                734,250      4.1%

Russell Grigsby, Director                                    717,156      4.0%

Jim L. Peterson, Director                                    975,574      5.5%

Goodhue W. Smith, III, Director                              766,425      4.3%

Roy D. Terracina, Director                                 1,153,840      6.5%

Robert Bitterli, Director and former CEO                     599,956      3.4%

Executive Officers and Directors as a Group (10 persons)   6,405,718    35.9 %


Holders of 5% or More Not Named Above
-------------------------------------
Dr. Jack Burrow
5927 Laurium Road                                          1,050,000      5.9%
Charlotte, NC  28226

Donald J. Douglass
145 Oenoke Lane                                            1,014,855      5.7%
New Canaan, CT  06840

(1) The business address of each director and executive officer is care of Earful of Books, Inc., 907 West 5th Street, Suite 203, Austin, Texas 78703.

(2) The number of shares owned by Mr. Rush does not include warrants to purchase 37,747 shares of the Registrant's common stock at an exercise price of $ 0.09 per share, all of which will vest on December 31, 2001, if Mr. Rush is still in the employ of the Registrant.


(3) The number of shares owned by Mr. Sappington does not include warrants to purchase 110,000 shares of the Registrant's common stock at an exercise price of $0.73 per share all of which will vest on December 31, 2001, if Mr. Sappington is still in the employ of the Registrant.


EXECUTIVE COMPENSATION.
----------------------

SUMMARY OF CASH AND OTHER COMPENSATION - AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.

     The following table shows all compensation received during the fiscal years ended January 31, 1999, 2000 and 2001 by the Registrant's Chief Executive Officer and the Registrant's four other highest-paid executive officers, each of whom has resigned their respective offices as of the date of the Merger.

-------------------------------------------------------------------------------------------------
                                              ANNUAL COMPENSATION       LONG TERM COMPENSATION-
                                                                        RESTRICTED STOCK AWARDS
                                           ---------------------------  -------------------------
          NAME AND                            SALARY         BONUS      RESTRICTED STOCK AWARD(S)
          PRINCIPAL                YEAR         ($)           ($)                  ($)
          POSITION
------------------------------  ---------  -------------  ------------  -------------------------
ROBERT BITTERLI,  CEO (1)            2001         35,023           -0-           58,750
                                     2000          9,500           -0-              -0-
                                     1999            N/A           N/A              N/A

DAVID SCOTT,
PRESIDENT/CFO (2)                    2001         41,808        12,500           26,250
                                     2000         16,500           -0-              -0-
                                     1999            N/A           N/A              N/A

JAMES HAAKE,  COO (3)                2001         45,462        12,500           28,750
                                     2000         21,500           -0-              -0-
                                     1999            N/A           N/A             N/A

JAMES TONEY, VP/PLANT
OPS (4)                              2001         15,189           -0-             -0-
                                     2000         65,921           -0-             -0-
                                     1999         52,500           -0-             -0-
JEFF DOCKMAN,  VP/SALES
(5)                                  2001            N/A           N/A             N/A
                                     2000         15,899           -0-             -0-
                                     1999            N/A           N/A             N/A

(1)  Mr.  Bitterli's  employment  with  the  Registrant  commenced in May, 1999.

(2)  Mr.  Scott's  employment  with the Registrant commenced in September, 1999.

(3) Mr. Haake's employment with the Registrant commenced in May, 1999 and terminated in February, 2001.

(4)  Mr.  Torey's  employment  with  the  Registrant  terminated in March, 2001.


(5) Mr. Dockman's employment with the Registrant commenced in May, 1999 and terminated in November, 1999.

SUMMARY OF CASH AND OTHER COMPENSATION -- EARFUL

The following table shows all compensation received during the fiscal years ended December 31, 1998, 1999 and 2000 by Earful's Chief Executive Officer and the four other highest-paid executive officers.

------------------------------------------------------------------------------
                                                     ANNUAL COMPENSATION
                                                 -----------------------------
       NAME AND PRINCIPAL               YEAR         SALARY          BONUS
            POSITION                                  ($)             ($)
-----------------------------------  ----------  --------------  -------------
PAUL RUSH, CEO                          2000     $       50,000  $        1000
                                        1999     $       50,001  $         750
                                        1998     $       47,600            -0-

MYRON SAPPINGTON, CFO(1)                2000     $       62,292  $       1,000
                                        1999                -0-            -0-
                                        1998                N/A            N/A

JIM GRANT, VP/FRANCHISE OPERATIONS      2000     $       80,000  $         750
                                        1999     $       80,000  $         750
                                        1998     $       46,667            -0-
JAY FERGUSON, DIRECTOR OF STORE
OPERATIONS (2)                          2000     $       15,667  $       1,000
                                        1999                N/A            N/A
                                        1998                N/A            N/A
ANTHONY ZAVALETA, DIRECTOR OF
MARKETING (3)                           2000     $       41,625  $        1000
                                        1999     $       30,438  $         750
                                        1998     $       26,667  $         600

(1)  Mr. Sappington's employment with Earful commenced in December, 1999.

(2)  Mr. Ferguson's employment with Earful commenced in October, 2000.

(3)  Mr. Zavaleta's employment with Earful terminated in May, 2001.

     The following individuals will continue as officers with the Registrant at the following base annual salaries effective September 1, 2001:

     Paul  Rush                 $ 115,000
     Myron  Sappington          $ 100,000
     Jefferson  J.  Baskin      $  95,000
     Jay  Ferguson              $  90,000

     As part of his employment arrangement with the Registrant, Mr. Rush will receive, as a part of his bonus compensation, warrants to purchase 165,000 shares of stock at the end of each fiscal year at an exercise price per share to be determined by the Board of Directors, provided that Mr. Rush is still in the employ of the Registrant.

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS.
--------------------------------------------------

     In February 2000, Earful entered into a limited partnership agreement with Kenneth W. Anderson, Garrett Boone, Jim L. Peterson, Goodhue W. Smith III, and Roy D. Terracina, each a member of its Board of Directors at the time. Earful serves as the General Partner and owns 34% of the limited partnership. The purpose of the limited partnership is to own an Earful of Books retail store in Austin, Texas. The limited partnership agreement provides, among other things, that Earful will manage the retail store owned by the limited partnership for a fee, will guarantee the repayment of a $150,000 five-year, fully amortizing bank loan owed by the limited partnership, and will guarantee the lease for the retail space occupied by the store. The management fee to be paid to Earful is contingent upon the timely payment of rent and debt service by the limited partnership.

     Directors Anderson, Grigsby, Smith and Terracina have been given certain stock warrants for consideration of their guarantees of bank loans.

     Earful uses McQueary Henry Bowles Troy as their insurance agent for business insurance. That same company also represents some of the franchisees. A principal of the Dallas-based company is Peter Rush, Paul Rush's father.

     From time to time, Mr. Rush and/or a relative of Mr. Rush's or a trust of which Mr. Rush is a Trustee has loaned the Company money on a short-term basis.

     MARKET  PRICE  OF AND DIVIDENDS ON THE COMMON EQUITY.  Prior to the Merger,
     ----------------------------------------------------
there was no public trading market for the common equity of Earful. Immediately prior to the Merger, there were 26,863 options or warrants to purchase common equity of Earful, which were converted in to 147,747 warrants to purchase common equity of the Registrant in accordance with the Plan. The 13,531,480 shares of the Registrant received by the former shareholders of Earful are "restricted securities" which are eligible for resale in accordance with Rule 144 under the Securities Act. The Registrant believes that, pursuant to Rule 144, most of these shares will become eligible for resale on July 6, 2002. There are no amounts of common equity of the Registrant that are being offered, or are proposed to be offered, to the public which would have a material effect on the price of the common equity.

     As of July 6, 2001 and as a result of the consummation of the Plan, there were 17,852,198 shares of common stock outstanding and held of record by approximately 969 stockholders.

     LEGAL  PROCEEDINGS.  On  January  25,  2001,  suit  was  filed in the 261st
     ------------------
District Court of Travis County styled Electrocast, Inc., vs. Audiobooks of Texas, Inc. The suit is for breach of contract concerning an agreement by Earful to have Electrocast process certain books on tape to digital format. Amount claimed as damages by Electrocast is approximately $3.725 million. Earful has filed a general denial. Counsel to Earful believes that Earful has a valid defense of repudiation of the contract upon which the suit is brought by Electrocast and that damages, if any, are greatly overstated in that amount being sought is for gross amount of the contract not lost profits. Minimal discovery has occurred and no date of trial is set.

     SALES  OF  UNREGISTERED  SECURITIES.  In  connection  with  the Merger, the
     -----------------------------------
Registrant has issued 13,531,480 shares of its common stock and 147,747 warrants to purchase shares of its common stock to the Earful stockholders in exchange for all of the issued and outstanding common stock (except for any treasury stock, shares owned by the Registrant, if any, and shares held by persons exercising statutory dissenter's rights pursuant to Texas law) and warrants of Earful. The Registrant intends to rely on an exemption from registration, including as a private placement pursuant to the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item  4.  Changes  in  Registrant's  Certifying  Accountant.
------------------------------------------------------------

     In connection with the Merger, the Registrant has dismissed Sprouse & Wynn, LLP ("Sprouse & Wynn") as the Registrant's auditors and engaged Ham, Langston & Brezina, LLP to serve as the Registrant's auditors.

     The auditors reports from Sprouse & Wynn for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     The decision to engage Ham, Langston & Brezina LLP was approved by the Registrant's board of directors.

     During the Registrant's two most recent fiscal years and the subsequent interim period preceding the change in auditors, there were no disagreements with Sprouse & Wynn on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     During the two most recent fiscal years and the subsequent interim period preceding the decision to change auditors, neither the Registrant nor anyone on its behalf consulted Ham, Langston & Brezina regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, nor has Ham, Langston & Brezina provided to the Company a written report or oral advice regarding such principles or audit opinion.

     The Registrant has requested Sprouse & Wynn to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in this item. A copy of this letter is attached as an exhibit to this filing.

Item  5.  Other  Events.
------------------------

          On August 24, 2001, the Registrant solicited and received shareholder approval to change its state of incorporation from Utah to Delaware and, in doing so, to change its name to Earful of Books, Inc. In addition, the Registrant and Earful have entered into a Marketing Agreement with Barso Global Management Ltd. ("Barso"), in which the Registrant and Earful have engaged Barso to explore opportunities for the Registrant to sell certain of its properties, related to the Registrant's zeolite business.


     Item 7. Financial Statements and Exhibits.
     ------------------------------------------

     a.)  Financial Statements of the Business Acquired.
          ----------------------------------------------

          1.) Balance sheets of Earful as of December 31, 2000 and 1999, together with report of independent public accountants.

          2.) Statements of operations of Earful for each of the two years ended December 31, 2000 and 1999.

          3.) Statements of cash flows of Earful for each of the two years ended December 31, 2000 and 1999.

          4.) Statements of stockholders' equity of Earful for each of the two years ended December 31, 2000 and 1999.

          5.) The required unaudited financial statements of Earful for the three months and six months ended June 30, 2001 and 2000.

     b.)  Pro  Forma  Financial  Information.  Included  in  this Report are the
          ----------------------------------
following pro forma financial statements:

          1.)  Pro  forma  condensed  balance  sheet  as  of  December 31, 2000.

          2.) Pro forma condensed statement of operations for the year ended December 31, 2000.

          3.) Pro forma condensed statement of income for the three months and six months ended June 30, 2001 and 2000.

          4.)  Notes  to  pro  forma  condensed  financial  statements.

Item  8.  Change  in  Fiscal  Year.
-----------------------------------

     As a result of the Merger and pursuant to certain accounting rules, the Registrant will provide reports on the basis of a December 31 fiscal year end. Financial information for Earful is provided in this Report for the six months ended June 30, 2001. The Registrant will file its next Form 10-QSB for the nine months ended September 30, 2001.

     c.)  Exhibits.  The following exhibits are furnished in accordance with the
          --------
provisions  of  Item  601  of  Regulation  S-B.


            Exhibit No.           Description
            -----------           -----------

               2.1* Agreement and Plan of Merger, dated June 29, 2001 by and between the Registrant, Merger Sub and Earful.

               16.1               Letter Re:  Change in certifying accountant

               23.1               Consent of Ham, Langston & Brezina, LLP.


               *Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed on July 10, 2001

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     September 10, 2001               AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.


                                      By:  /s/  Paul  Rush
                                         -----------------
                                      Name: Paul Rush, Chief Executive Officer

                 AUDIOBOOKS OF TEXAS, INC. (DBA EARFUL OF BOOKS)
                                   __________




                 CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
                     WITH REPORT OF INDEPENDENT ACCOUNTANTS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                 AUDIOBOOKS OF TEXAS, INC. (DBA EARFUL OF BOOKS)
                                TABLE OF CONTENTS
                                   __________


                                                 PAGE(S)
                                                 -------
Report of Independent Accountants                      1

Consolidated and Combined Financial Statements:

  Consolidated and Combined Balance Sheet as
    of December 31, 2000 and 1999                      2

  Consolidated and Combined Statement of
    Operations for the years ended December 31,
    2000 and 1999                                      3

  Consolidated and Combined Statement of Cash
    Flows for the years ended December 31,
    2000 and 1999                                      4

  Consolidated and Combined Statement of
    Stockholders' Deficit for the years ended
    December 31, 2000 and 1999                         5

Notes to Consolidated and Combined Financial
  Statements                                           6

                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------



To  the  Board  of  Directors  and  Stockholders
Audiobooks  of  Texas,  Inc.  (dba  Earful  of  Books)


We have audited the accompanying consolidated and combined balance sheet of Audiobooks of Texas, Inc. (dba Earful of Books) as of December 31, 2000 and 1999, and the related consolidated and combined statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated and combined financial position of Audiobooks of Texas, Inc. (dba Earful of Books) as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and at December 31, 2000 is in a negative working capital position and stockholders' deficit position. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Houston,  Texas
August  27,  2001

                 AUDIOBOOKS OF TEXAS, INC. (DBA EARFUL OF BOOKS)
                     CONSOLIDATED AND COMBINED BALANCE SHEET
                           DECEMBER 31, 2000 AND 1999
                                   __________


     ASSETS                                             2000          1999
--------------------------------------------------  ------------  ------------
Current assets:
  Cash and cash equivalents                         $         -   $    48,935
  Receivables                                            12,805           259
  Merchandise inventories                                48,252        37,150
                                                    ------------  ------------

    Total current assets                                 61,057        86,344

Property and equipment, net                             493,868       292,727
Other assets                                             52,667        64,251
                                                    ------------  ------------

      Total assets                                  $   607,592   $   443,322
                                                    ============  ============


LIABILITIES AND STOCKHOLDERS' DEFICIT
--------------------------------------------------

Current liabilities:
  Book overdraft                                    $   105,565   $         -
  Accounts payable                                      965,260       212,812
  Accrued liabilities                                   912,125       668,929
  Current portion of long-term debt                     333,939        20,412
  Current portion of notes payable to stockholders      439,000       385,738
                                                    ------------  ------------

    Total current liabilities                         2,755,889     1,287,891

Long-term debt, net of current portion                  236,703        42,879
Notes payable to stockholders, net of current
  portion                                                     -       315,000
                                                    ------------  ------------

      Total liabilities                               2,992,592     1,645,770
                                                    ------------  ------------

Commitments and contingencies

Stockholders' deficit:
  Common stock, $.01 par value, 10,000,000
    shares authorized, 2,064,990 and 1,749,237
    shares issued and outstanding at December 31,
    2000 and 1999, respectively                          20,650        17,492
  Additional paid-in capital                          2,533,718     1,312,090
  Unissued common stock                                 206,094        28,734
  Stock subscription receivable                         (30,000)            -
  Accumulated deficit                                (5,115,462)   (2,560,764)
                                                    ------------  ------------

      Total stockholders' deficit                    (2,385,000)   (1,202,448)
                                                    ------------  ------------

        Total liabilities and stockholders'
          deficit                                   $   607,592   $   443,322
                                                    ============  ============


    See accompanying notes to consolidated and combined financial statements.

                 AUDIOBOOKS OF TEXAS, INC. (DBA EARFUL OF BOOKS)
                CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
                                   __________


                                                  2000          1999
                                              ------------  ------------
Revenue:
  Rental revenue                              $   722,762   $   725,339
  Merchandise sales                               198,804       185,617
  Franchise fee revenue                           156,973        75,000
  Other revenue                                   134,683       120,550
                                              ------------  ------------

    Total revenue                               1,213,222     1,106,506
                                              ------------  ------------

Cost of sales:
  Cost of rental revenue                          978,945       882,387
  Cost of merchandise sold                         91,455       101,053
  Cost of franchise revenue                       253,980       117,616
                                              ------------  ------------

    Total cost of sales                         1,324,380     1,101,056
                                              ------------  ------------

Gross margin                                     (111,158)        5,450
                                              ------------  ------------

Operating expenses:
  General and administrative                    1,887,525       868,175
  Depreciation and amortization                   138,836        72,516
                                              ------------  ------------

    Total operating expenses                    2,026,361       940,691
                                              ------------  ------------

Loss from operations                           (2,137,519)     (935,241)
                                              ------------  ------------

Other income (expenses):
  Interest expense                               (117,171)     (214,095)
  Gain (loss) on disposal of assets               (66,675)       40,933
  Write-down on impairment of assets             (301,333)            -
  Other expense, net                                    -          (799)
                                              ------------  ------------

    Total other income (expenses)                (485,179)     (173,961)
                                              ------------  ------------

Net loss before minority interest              (2,622,698)   (1,109,202)

  Minority interest                                68,000             -
                                              ------------  ------------

Net loss                                      $(2,554,698)  $(1,109,202)
                                              ============  ============


Basic and diluted net loss per common share   $     (1.37)  $     (0.73)
                                              ============  ============


Weighted average shares outstanding             1,863,388     1,510,500
                                              ============  ============


    See accompanying notes to consolidated and combined financial statements.

                 AUDIOBOOKS OF TEXAS, INC. (DBA EARFUL OF BOOKS)
                CONSOLIDATED AND COMBINED STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
                                   __________


                                                          2000          1999
                                                      ------------  ------------
Cash flows from operating activities:
  Net loss                                            $(2,554,698)  $(1,109,202)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
    Depreciation and amortization                         200,465       121,176
    Write-down on impairment of assets                    301,333             -
    (Gain) loss on disposal of assets                      66,675       (40,933)
    Loss attributed to minority interests                 (68,000)            -
    Common stock and options issued for services
      and interest                                        305,194       256,912
    Changes in operating assets and liabilities:
      (Increase) decrease in receivables                  (12,546)        1,076
      (Increase) decrease in merchandise inventories      (11,102)       13,385
      (Increase) decrease in other assets                     277        (6,381)
      Increase (decrease) in accounts payable             752,448        (5,947)
      Increase in accrued liabilities                     243,196       339,983
                                                      ------------  ------------

        Net cash used in operating activities            (776,758)     (429,931)
                                                      ------------  ------------

Cash flows from investing activities:
  Capital expenditures                                   (407,107)      (53,585)
  Net proceeds from sale of assets                         14,800        43,074
  Investment in an affiliated company                     (25,000)            -
                                                      ------------  ------------

          Net cash used in investing activities          (417,307)      (10,511)
                                                      ------------  ------------

Cash flows from financing activities:
  Increase in book overdraft                              105,565             -
  Proceeds from notes payable to stockholders             276,000       115,000
  Repayments on notes payable to stockholders             (59,000)     (115,000)
  Proceeds from long-term debt                            589,000             -
  Repayment of long-term debt                             (81,649)      (48,411)
  Contribution from minority stockholders                  50,000             -
  Net proceeds from issuance of common stock              265,214       525,029
                                                      ------------  ------------

          Net cash provided by financing activities     1,145,130       476,618
                                                      ------------  ------------

Increase (decrease) in cash and cash equivalents          (48,935)       36,176

Cash and cash equivalents, beginning of year               48,935        12,759
                                                      ------------  ------------

Cash and cash equivalents, end of year                $         -   $    48,935
                                                      ============  ============


    See accompanying notes to consolidated and combined financial statements.

                                          AUDIOBOOKS OF TEXAS, INC. (DBA EARFUL OF BOOKS)
                                    CONSOLIDATED AND COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                                          FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
                                                            __________


                                                            ADDITIONAL                      STOCK
                                        COMMON STOCK         PAID-IN        UNISSUED     SUBSCRIPTION    ACCUMULATED
                                    SHARES       AMOUNT      CAPITAL         STOCK        RECEIVABLE      DEFICIT         TOTAL
                                 -------------  ---------  ------------  --------------  -------------  ------------  ------------

Balance at December 31, 1998        1,171,857   $ 11,718   $   433,837   $      73,320   $          -   $(1,451,562)  $  (932,687)

  Stock issued for cash               345,378      3,454       492,841               -              -             -       496,295

  Stock issued for assets              24,195        242        47,258               -              -             -        47,500

  Stock issued for debt and
    interest                          100,005      1,000       130,912               -              -             -       131,912

  Stock issued for services            56,250        562        74,438               -              -             -        75,000

  Issuance of unissued stock           51,552        516        72,804         (73,320)             -             -             -

  Unissued stock for cash                   -          -             -          28,734              -             -        28,734

  Stock options issued as
    compensation                            -          -        60,000               -              -             -        60,000

  Net loss                                  -          -             -               -              -    (1,109,202)   (1,109,202)
                                 -------------  ---------  ------------  --------------  -------------  ------------  ------------

Balance at December 31, 1999        1,749,237     17,492     1,312,090          28,734              -    (2,560,764)   (1,202,448)

  Stock issued for cash                 9,853         99        59,021               -              -             -        59,120

  Stock issued in connection
    with acquisition                   30,000        300       179,700               -              -             -       180,000

  Stock issued for debt and
    interest                          207,541      2,075       809,486               -              -             -       811,561

  Stock issued for services             4,914         49         7,322               -              -             -         7,371

  Unissued stock related to
    private placement offering,
    net of offering costs                   -          -             -         206,094              -             -       206,094

  Exercise of options in
    exchange for subscription
    receivable                         60,000        600        29,400               -        (30,000)            -             -

  Issuance of unissued stock            4,845         49        28,685         (28,734)             -             -             -

  Stock purchased by company
    and cancelled                      (1,400)       (14)       (6,986)              -              -             -        (7,000)

  Stock options issued as
    compensation                            -          -       115,000               -              -             -       115,000

  Net loss                                  -          -             -               -              -    (2,554,698)   (2,554,698)
                                 -------------  ---------  ------------  --------------  -------------  ------------  ------------

Balance at December 31, 2000        2,064,990   $ 20,650   $ 2,533,718   $     206,094   $    (30,000)  $(5,115,462)  $(2,385,000)
                                 =============  =========  ============  ==============  =============  ============  ============


    See accompanying notes to consolidated and combined financial statements.

                 AUDIOBOOKS OF TEXAS, INC. (DBA EARFUL OF BOOKS)
             NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
                                   __________

1.   BACKGROUND  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
     ---------------------------------------------------------------

     BACKGROUND
     ----------

     Audiobooks of Texas, Inc. dba Earful of Books ("Earful" or the "Parent Company") is an audiobook retailer founded in 1992. The Parent Company, one of its subsidiaries, Earful of Books of Houston, Inc. and an affiliated company, Earful of Books, LLP, currently own and operate six corporate retail stores located throughout Texas. In 1998 the Company began its franchise operations through its subsidiary, Earful of Books Franchising Company, Inc. (the "Franchising Company"), and currently has nine operating franchise stores located throughout the United States.

     During 2000 the Company acquired an internet web site through one of its subsidiaries, Audiobookcafe.com, LLC, in an effort to provide online destinations for audiobooks on-demand and other audio-based literary entertainment.

     PRINCIPLES  OF  CONSOLIDATION  AND  COMBINATION
     -----------------------------------------------

     The consolidated and combined financial statements include the accounts of the Parent Company, its subsidiaries of which it has greater than 50% ownership, and an affiliated company, Earful of Books Limited Partnership (together the "Company"). The Parent Company has a 34% ownership interest in the limited partnership but is the general partner with control over management decisions. All significant intercompany accounts and transactions have been eliminated in the consolidation and combination of the Company.

     USE  OF  ESTIMATES
     ------------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from estimates.

     REVENUE  RECOGNITION
     --------------------

     Revenues are generally recognized at the time of sale or rental. Merchandise sales include sales of new and used audiobooks.

     FRANCHISE  FEES
     ---------------

     The Franchising Company executes franchise agreements covering retail locations which provide the terms of the arrangement with the franchisee. The franchise agreements generally require an initial fee, an area development fee if additional stores are to be opened within a defined geographical area and continuing fees based upon a percentage of sales.


                                    Continued

                 AUDIOBOOKS OF TEXAS, INC. (DBA EARFUL OF BOOKS)
             NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
                                   __________

1.   BACKGROUND  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING POLICIES, CONTINUED
     -------------------------------------------------------------------------

     The Franchising Company recognizes initial fees as revenue when all initial services, as required by the franchise agreement, have been substantially performed and the store has been opened. Area development fees are recognized upon the opening of the applicable franchise store and when all services related to such store as required by the franchise agreement have been substantially performed. Continuing fees based upon a percentage of sales are recognized when earned.

     Direct costs of sales and servicing of franchise agreements are charged to expense as incurred.

     ADVERTISING  EXPENSES
     ---------------------

     Advertising  costs  are  expensed  as  incurred.

     CONCENTRATIONS  OF  CREDIT  RISK
     --------------------------------

     Financial instruments which subject the Company to concentrations of credit risk include cash and cash equivalents. The Company maintains its cash in well known banks selected based upon management's assessment of the banks' financial stability. Balances periodically may exceed the $100,000 federal depository insurance limit; however, the Company has not experienced any losses on deposits.

     The Company purchases approximately 90% of its audiobook inventory from a single supplier. At December 31, 2000, the Company owed this supplier approximately $190,000, which is included in accounts payable in the accompanying consolidated and combined balance sheet.

     CASH  EQUIVALENTS
     -----------------

     For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

     MERCHANDISE  INVENTORIES
     ------------------------

     Merchandise inventories, consisting primarily of audiobooks held for sale, are valued at the lower of cost or market. Cost is determined based upon the specific identification method.

     PROPERTY  AND  EQUIPMENT
     ------------------------

     Property and equipment is stated at cost. Maintenance and repair costs are charged to expense as incurred. Improvements that extend the useful life of the assets are capitalized. Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets as follows:


                                    Continued

                 AUDIOBOOKS OF TEXAS, INC. (DBA EARFUL OF BOOKS)
             NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
                                   __________

1.   BACKGROUND  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING POLICIES, CONTINUED
     -------------------------------------------------------------------------

                                   ESTIMATED
          DESCRIPTION              USEFUL LIVES
          -----------------------  ----------------

          Rental library             3 years
          Furniture and equipment  5-7 years
          Leasehold improvements     5 years or the
                                       lease term
          Vehicles                   5 years


     INTANGIBLE  ASSETS
     ------------------

     Intangible assets include the cost of acquired businesses in excess of the fair market value of tangible assets and liabilities acquired ("goodwill"). Goodwill, included in other assets in the accompanying consolidated and combined balance sheet, is stated at historical allocated cost less accumulated amortization. The Company is amortizing its goodwill over a five year period. Accumulated amortization at December 31, 2000 and 1999 was $37,689 and $26,383, respectively.

     IMPAIRMENT  OF  LONG-LIVED  ASSETS
     ----------------------------------

     In the event that facts and circumstances indicate that the carrying value of a long-lived asset, including associated intangibles, may be impaired, an evaluation of recoverability is performed by comparing the estimated future discounted cash flows associated with the asset or the asset's estimated fair value to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required.

     GIFT  CERTIFICATE  LIABILITY
     ----------------------------

     Gift certificate liabilities are recorded at the time of sale with the costs of designing, printing and distributing the gift certificates recorded as expense as incurred. The liability is relieved and revenue is recognized upon redemption of the gift certificate at any Company store.

     STORE  CLOSURES
     ---------------

     Reserves for store closures are established by calculating the present value of the remaining lease obligation, adjusted for estimated subtenant agreements or lease buyouts, if any, and are expensed along with any leasehold improvements. Store furniture and equipment are either transferred at historical cost less accumulated depreciation to another location or written down to their net realizable value and sold.


                                    Continued

                 AUDIOBOOKS OF TEXAS, INC. (DBA EARFUL OF BOOKS)
             NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
                                   __________

1.   BACKGROUND  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING POLICIES, CONTINUED
     -------------------------------------------------------------------------

     INCOME  TAXES
     -------------

     The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     LOSS  PER  SHARE
     ----------------

     Basic and diluted loss per share is computed on the basis of the weighted average number of shares of common stock outstanding during each period. Common equivalent shares from common stock options and warrants are excluded from the computation for the years ended December 31, 2000 and 1999 as their effect would dilute the loss per share.

     STOCK-BASED  COMPENSATION
     -------------------------

     The Company accounts for stock compensation arrangements under the provisions of APB No. 25 "Accounting for Stock Issued to Employees". The Company provides disclosure in accordance with the disclosure-only provisions of SFAS No. 123 "Accounting for Stock-Based Compensation".

     FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
     ---------------------------------------

     The Company includes fair value information in the notes to financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

     COMPREHENSIVE  LOSS
     -------------------

     Comprehensive income (loss) is defined as the change in equity (net assets) of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. It consists of net loss and other gains and losses affecting stockholders' equity that, under generally accepted accounting principles, are excluded from net loss, such as unrealized gains and losses on investments available for sale, foreign currency translation gains and losses and minimum pension liability. The Companies' financial statements include none of the additional elements that effect comprehensive income (loss). Accordingly, comprehensive loss and net loss are identical.


                                    Continued

                 AUDIOBOOKS OF TEXAS, INC. (DBA EARFUL OF BOOKS)
             NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
                                   __________

1.     BACKGROUND  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING POLICIES, CONTINUED
       -------------------------------------------------------------------------

     RECENT  ACCOUNTING  PRONOUNCEMENTS
     ----------------------------------

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities", effective for fiscal years beginning after June 15, 2000, as amended by SFAS 137 and 138 in June 1999 and June 2000, respectively. These statements require companies to recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. The statements also established new accounting rules for hedging instruments which, depending on the nature of the hedge, require that changes in the fair value of the derivatives either be offset against the change in fair value of assets, liabilities or firm commitments through earnings, or be recognized in other comprehensive income (loss) until the hedged item is recognized in earnings. The Company adopted SFAS 133, as amended, on January 1, 2001, which resulted in no impact on its results of operations and financial position.


2.   GOING  CONCERN  CONSIDERATIONS
     ------------------------------

     During the years ended December 31, 2000 and 1999, the Company has experienced negative financial results as follows:

                                          2000          1999
                                      ------------  ------------

            Net loss                  $(2,554,698)  $(1,109,202)

            Negative cash flows from
             operations                  (776,758)     (429,931)

            Negative working capital   (2,694,832)   (1,201,547)

            Accumulated deficit        (5,115,462)   (2,560,764)

            Stockholders' deficit      (2,385,000)   (1,202,448)


     In addition to these financial results, the Company has also experienced the following:


     - The Company is delinquent on payments of a significant portion of its accounts payable to vendors and other parties and its payroll taxes payable to the various taxing authorities.


                                    Continued

                 AUDIOBOOKS OF TEXAS, INC. (DBA EARFUL OF BOOKS)
             NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
                                   __________

2.   GOING  CONCERN  CONSIDERATIONS,  CONTINUED
     ------------------------------------------


     - Subsequent to December 31, 2000, two of the Company's franchises ceased operations for personal financial reasons. Without additional capital, the Company will be dependent on attracting and retaining qualified franchise prospects in order to expand its franchising operations and to increase its revenue base.


     Management has developed specific current and long-term plans to address its viability as a going concern as follows:

     -    Merger  with  a  publicly  traded company. Effective July 6, 2001, the
          -----------------------------------------
          Company merged with American Absorbents Natural Products, Inc., currently listed on the NASDAQ Bulletin Board, to gain access to public capital markets, to increase attractiveness of its equity, to create liquidity for shareholders and to acquire assets with reasonable expectations of near term liquidity.

     -    Future debt/equity offerings. The Company has obtained the services of
          ----------------------------
          several advisors to assist the Company in both public and private placement opportunities of its equity and/or debt.

     -    Payment  of  outstanding obligations. Subsequent to December 31, 2000,
          ------------------------------------
          the Company obtained additional short-term debt to become current with its major inventory vendor and other vendors aggregating approximately $500,000 and have negotiated agreements to extinguish other large accounts payable aggregating approximately $250,000 by the issuance of common stock of the Company.

     -    Restructure  franchise operations. The Company is currently evaluating
          ---------------------------------
          the future plans of its franchise operations. While the Company intends to continue franchising, it has recognized the need for more restrictive franchising requirements as well as the need to establish a stronger support system for its franchises.

     -    Sale of assets acquired in merger. In its merger, the Company acquired
          ---------------------------------
          certain assets that it intends to sell. The Company has retained the services of advisors and brokers to sell these assets in a reasonable period of time and has received numerous inquiries with several prospects currently conducting their due diligence.


                                    Continued

                 AUDIOBOOKS OF TEXAS, INC. (DBA EARFUL OF BOOKS)
             NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
                                   __________

3.   ACQUISITIONS
     ------------

     On May 22, 2000 the Company acquired a 90% interest in all of the assets of Pearlman & Baine Media, L.L.C., which primarily consists of the website, Audiobookcafe.com, for 30,000 shares of the Company's common stock and the assumption of $150,000 of debt. This acquisition has been accounted for using the purchase method of accounting. Accordingly, the accompanying consolidated and combined statements of operations do not include any revenues or expenses related to this acquisition prior to May 22, 2000. The $330,000 purchase price, which was based on the market value of the common stock issued and the assumption of $150,000 in debt, has been allocated based on the fair market value of the assets acquired (primarily a website). Due to the lack of revenue generated from the operation of the website and the inability of the Company to fund its internet operations, the amount allocated to the purchase of this website was considered impaired and written down to $-0- as of December 31, 2000. Proforma information is not presented due to the immateriality of this acquisition to the operations of the Company.


4.   PROPERTY  AND  EQUIPMENT
     ------------------------


     Property and equipment consisted of the following at December 31, 2000 and 1999:

                                               2000         1999
                                            -----------  ----------

            Rental library                  $  534,582   $ 455,255
            Leasehold improvements             264,299     136,030
            Furniture and equipment            296,585     178,282
            Developed software                  22,840      22,840
            Vehicles                            19,228      19,228
                                            -----------  ----------

                                             1,137,534     811,635
            Less: accumulated depreciation
              and amortization                (643,666)   (518,908)
                                            -----------  ----------

              Property and equipment, net   $  493,868   $ 292,727
                                            ===========  ==========


     Depreciation expense for the years ended December 31, 2000 and 1999 was $142,492 and $110,864, respectively.


                                    Continued

                 AUDIOBOOKS OF TEXAS, INC. (DBA EARFUL OF BOOKS)
             NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
                                   __________


5.     NOTES  PAYABLE  AND  LONG-TERM  DEBT
       ------------------------------------

     Notes payable and long-term debt consisted of the following at December 31, 2000 and 1999:

                                                      2000      1999
                                                    --------  --------

     Note payable to a financial institution,
       bearing interest at 10.25% per year,
       principal and interest payments of
       $1,718 due monthly, maturing September
       2002, collateralized by assets of the
       Company and guaranteed by a director/
       stockholder of the Company                   $ 34,826  $ 51,389

     Note payable to a financial institution,
       bearing interest at 9.75% per year,
       principal and interest payments of
       $436 due monthly, maturing June 2002,
       collateralized by a vehicle and guar-
       anteed by a director/stockholder of
       the Company                                     8,053    11,902

     Note payable to a financial institution,
       bearing interest at the prime rate
       (9.5% at December 31, 2000) plus 1.5%
       per year, principal and interest pay-
       ments of $3,216 due monthly, maturing
       February 2005, collateralized by assets
       of the Company and guaranteed by five
       directors/stockholders of the Company         134,772         -

     Note payable to a financial institution,
       bearing interest at 10.5% per year,
       principal of $1,786 and related interest
       due monthly, maturing May 2007, collater-
       alized by the assets of Audiobookcafe.com
       and guaranteed by a stockholder of the
       Company                                       142,856         -

     Note payable to a financial institution,
       bearing interest at the prime rate (9.5%
       at December 31, 2000) plus 2% per year,
       interest due monthly and principal due on
       demand, collateralized by the Company's
       inventory, fixed assets and 272,000 shares
       of the Company's common stock owned by
       one of the guarantors and guaranteed by
       two directors/stockholders of the Company     250,135         -


                                    Continued

                 AUDIOBOOKS OF TEXAS, INC. (DBA EARFUL OF BOOKS)
             NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
                                   __________

5.   NOTES  PAYABLE  AND  LONG-TERM  DEBT,  CONTINUED
     ------------------------------------------------

     Notes payable to stockholders of the
       Company, bearing interest of 7.5% to 12%
       per year, principal and interest due on
       demand or at various times through
       December 31, 2001, partially collateral-
       ized by certain assets of the Company         439,000     700,738
                                                  -----------  ----------

         Total notes payable and long-term
           debt                                    1,009,642     764,029
         Current portion                            (772,939)   (406,150)
                                                  -----------  ----------

           Long-term debt, net of current
             portion                              $  236,703   $ 357,879
                                                  ===========  ==========


     Future annual maturities of notes payable and long-term debt are as follows:

            YEAR ENDED
            DECEMBER 31,
          ---------------

               2001                                                $  772,939
               2002                                                    67,497
               2003                                                    53,785
               2004                                                    57,311
               2005                                                    27,772
               Thereafter                                              30,338
                                                                   ----------

                                                                   $1,009,642
                                                                   ==========


     The Company is subject to various loan covenants in its stockholder note agreements of which it is not in compliance at December 31, 2000, but have obtained waivers of these violations.


                                    Continued

                 AUDIOBOOKS OF TEXAS, INC. (DBA EARFUL OF BOOKS)
             NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
                                   __________

6.   ACCRUED  LIABILITIES
     --------------------

     Accrued liabilities consisted of the following at December 31, 2000 and 1999:

                                                 2000      1999
                                               --------  --------

            Accrued payroll and related taxes  $339,788  $ 45,420
            Deferred franchise revenue          234,000   315,000
            Advances from franchisees for
              store opening costs               101,000         -
            Accrued interest expense             68,748   202,322
            Gift certificates                    36,355    25,682
            Advance rentals                      11,047    23,133
            Customer deposits                     9,178     8,207
            Other accrued expenses              112,009    49,165
                                               --------  --------

                                               $912,125  $668,929
                                               ========  ========


7.   INCOME  TAXES
     -------------

     The Company has incurred losses since its inception and, therefore, has not been subject to federal income taxes. As of December 31, 2000, the Company had net operating loss ("NOL") carryforwards for income tax purposes of approximately $4,400,000 which expire in various tax years through 2020. Under the provisions of Section 382 of the Internal Revenue Code the greater than 50% ownership change in the Company that could result from the merger with AANP (See Note 14) could severely limit the Company's ability to utilize its NOL carryforward to reduce future taxable income and related tax liabilities. Additionally, because United States tax laws limit the time during which NOL carryforwards may be applied against future taxable income, the Company may be unable to take full advantage of its NOL for federal income tax purposes should the Company generate taxable income.

     The composition of deferred tax assets and liabilities and the related tax effects at December 31, 2000 and 1999 are as follows:

                                                    2000         1999
                                                ------------  ----------

            Deferred tax assets:
              Net operating losses              $ 1,493,961   $ 751,338
              Intangible assets                     115,411       5,504
              Property and equipment                      -      37,441
              Valuation allowance                (1,579,992)   (794,283)
                                                ------------  ----------

                Total deferred tax assets            29,380           -
                                                ------------  ----------

            Deferred tax liabilities:
              Property and equipment                (29,380)          -
                                                ------------  ----------

                Total deferred tax liability        (29,380)          -
                                                ------------  ----------

            Net deferred tax asset (liability)  $         -   $       -
                                                ============  ==========


                                    Continued

                 AUDIOBOOKS OF TEXAS, INC. (DBA EARFUL OF BOOKS)
             NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
                                   __________


7.   INCOME  TAXES,  CONTINUED
     -------------------------

     The difference between the income tax benefit in the accompanying statement of operations and the amount that would result if the U.S. Federal statutory rate of 34% were applied to pre-tax loss for the years ended
     December  31,  2000  and  1999  is  as  follows:


                                                2000               1999
                                        -------------------  -------------------
                                          AMOUNT       %       AMOUNT       %
                                        ----------  -------  ----------  -------

       Benefit for income tax at
         federal statutory rate         $(868,597)  (34.0%)  $(377,129)  (34.0%)
       Non-deductible expenses             11,297       .01      5,153       .01
       Other                               71,591       .03     13,132       .01
       Increase in valuation allowance    785,709       .30    358,844       .32
                                        ----------  -------  ----------  -------

                                        $       -       - %  $       -        -%
                                        ==========  =======  ==========  =======


8.   COMMON  STOCK
     -------------

     On July 24, 2000, the board of directors authorized a three-for-one stock split to shareholders of record on July 10, 2000. All references in these consolidated and combined financial statements and notes to consolidated and combined financial statements to number of shares, per share amounts, and market prices of the Company's common stock have been restated to reflect the increased number of shares outstanding.


9.   STOCK  OPTIONS
     --------------

     The Company periodically issues incentive stock options to employees, officers and directors to provide additional incentives to promote the success of the Company's business and to enhance the ability to attract and retain the services of qualified persons. The issuance of such options are approved by the Board of Directors. The exercise price of an option granted is determined by the fair market value of the stock on the date of grant. The Company recognized compensation expense with respect to vested stock options in the amount of $115,000 and $60,000 for the years ended December 31, 2000 and 1999, respectively.

     The  Company  has  issued  stock  options  to  employees  as  follows:


                                    Continued

                 AUDIOBOOKS OF TEXAS, INC. (DBA EARFUL OF BOOKS)
             NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
                                   __________

9.   STOCK  OPTIONS,  CONTINUED
     --------------------------

                                                                    WEIGHTED
                                                                     AVERAGE
                             NUMBER OF                  EXERCISE    EXERCISE
                               SHARES    EXERCISABLE      PRICE      PRICE _
                             ----------  ------------  -----------  ---------

     Options outstanding at
       December 31, 1998        30,000             -   $      0.50  $    0.50

     Options granted            50,000             -   $ 0.50-2.75  $    1.40
     Options vested                  -        30,000   $      0.50  $    0.50
                             ----------  ------------

     Options outstanding at
       December 31, 1999        80,000        30,000                $    1.06

     Options granted            97,750             -   $0.50-$3.34  $    2.47
     Options vested                  -        50,000   $0.50-$2.75  $    1.40
     Options exercised         (60,000)      (60,000)  $      0.50  $    0.50
                             ----------  ------------

     Options outstanding at
       December 31, 2000       117,750        20,000                $    2.52
                             ==========  ============


     Following  is  a  summary  of  outstanding  options  at  December 31, 2000:


          NUMBER OF          EXPIRATION  EXERCISE
          SHARES     VESTED     DATE       PRICE
          ---------  ------  ----------  ---------

          30,000          -        2003  $    0.50
          20,000     20,000        2002  $    2.75
          67,750          -        2003  $    3.34
          ---------  ------

          117,750    20,000
          =========  ======


     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation", requires use of option valuation models that were not developed for use in valuing employee stock options.

     Proforma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2000 and 1999, respectively: risk-free interest rate of 5% and 6%; no dividend yield; weighted average volatility factor of the expected market price of the Company's common stock of 80% and 80%; and a weighted-average expected life of the options of 1 to 2 years.


                                    Continued

                 AUDIOBOOKS OF TEXAS, INC. (DBA EARFUL OF BOOKS)
             NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
                                   __________

9.   STOCK  OPTIONS,  CONTINUED
     --------------------------

     The Black-Scholes option valuation model was developed for use in estimating fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have vesting restrictions and other characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of proforma disclosures, the estimated fair value of the options is included in expense at the date of issuance, as required by Statement 123. The Company's proforma information follows:

                                                    2000          1999
                                                ------------  ------------

     Net loss available to common stockholders  $(2,554,698)  $(1,109,202)

     Proforma net loss available to common
       stockholders                             $(2,594,084)  $(1,168,302)

     Proforma basic and dilutive loss per
       share                                    $     (1.39)  $     (0.77)


10.   LEASE  OBLIGATIONS
      ------------------

     The Company has entered into certain operating leases for offices and retail operations. Certain of the leases provide for renewal options, payment of taxes and utilities by the Company, and increases to rent should certain costs to the landlord increase. Rental expense under operating leases was $510,230 and $409,858 for the years ended December 31, 2000 and 1999, respectively.

     Minimum lease payments due under leases with remaining lease terms of greater than one year and expiration dates subsequent to December 31, 2000 are summarized as follows:


                                    Continued

                 AUDIOBOOKS OF TEXAS, INC. (DBA EARFUL OF BOOKS)
             NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
                                   __________

10.   LEASE  OBLIGATIONS,  CONTINUED
      ------------------------------

              YEAR ENDED
             DECEMBER 31,
          -----------------
                 2001        $  761,396
                 2002           737,822
                 2003           593,477
                 2004           421,582
                 2005           275,419
                 Thereafter      60,862
                             ----------

                             $2,850,558
                             ==========


11.   COMMITMENTS  AND  CONTINGENCIES
      -------------------------------

     The Company entered into an agreement with Blockbuster, Inc. whereby the Company received a right of first refusal to sublease a part of certain Blockbuster stores. As a part of this agreement, the Company must remain the sub-tenant on any of these leases occupied by franchise-owned stores co-located with Blockbuster. As such, if the franchisee defaults on its lease payments to Blockbuster, the Company is obligated to make the lease payments on behalf of the franchisee.

     As addendums to the Company's franchise agreements, the Company has offered incentives to various franchisees which include the Company's guarantee of a buyback of the franchisee's inventory, abatement of royalty payments owed to the Company for a specific period and refunds of the initial franchise fee if a suitable location cannot be found or there is significant delay in opening a location. In addition, the Company has agreed to purchase three franchise stores from the franchisees and has been paying the lease obligations or guaranteeing to reimburse the franchisee for its continued payment of its lease obligation until the merger is consummated and additional equity and/or debt can be raised.

     Two former owners and now current 10% owners of Audiobookcafe.com entered into employment contracts with the Company whereby they are to receive $50,000 each in salary beginning May 15, 2000 and ending May 15, 2002.

     In 1998, the Company guaranteed a $121,500 note payable for one of its franchisees with 91,127 shares of its common stock. In January 2001, the Company issued the 91,127 shares of its common stock to the original note holder and recorded a $121,500 note receivable from the franchisee.

     The Company is involved in various lawsuits relating to its franchise operations and other aspects of the Company's business. The Company believes that it has adequately accrued for any potential loss in its December 31, 2000 financial statements and that there will be no additional, significant financial loss from these matters.


                                    Continued

                 AUDIOBOOKS OF TEXAS, INC. (DBA EARFUL OF BOOKS)
             NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
                                   __________


12.   RELATED  PARTY  TRANSACTIONS
      ----------------------------

     The Company and certain franchisees purchase its insurance through an insurance agency owned by the father of a major stockholder of the Company. During the year ended December 31, 2000 and 1999, $26,855 and $28,768, respectively, of insurance premiums were paid to this insurance agency.

     The Company's board of directors guarantee certain bank loans of the Company and have provided $217,000 of other loans to the Company as of December 31, 2000. The Company has issued 13,775 and -0- shares of the Company's common stock for such guarantees and as interest payments on the directors' loans during the years ended December 31, 2000 and 1999, respectively. Included in the consolidated and combined statement of operations for the years ended December 31, 2000 and 1999 is $30,686 and $-0- interest expense related to the issuance of this common stock. Included in accrued liabilities in the accompanying consolidated and combined balance sheet is accrued interest of $36,238 and $61,371 owed to these related parties as of December 31, 2000 and 1999, respectively.


13.   SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOW  INFORMATION
      -----------------------------------------------------

     The supplemental disclosure of cash flow information, including the non-cash investing and financing activities, are as follows:


                                                     2000      1999
                                                   --------  --------

     CASH PAID FOR INTEREST AND INCOME TAXES:
     --------------------------------------------

       Cash paid for interest expense              $ 42,537  $ 18,401
                                                   ========  ========

       Cash paid for income taxes                  $      -  $      -
                                                   ========  ========

     NON-CASH INVESTING AND FINANCING ACTIVITIES:
     --------------------------------------------

       Notes payable to stockholders
         converted to common stock                 $478,738  $ 10,000
                                                   ========  ========

       Note payable to another company
         converted to common stock                 $150,000  $      -
                                                   ========  ========

       Issuance of common stock for the
         purchase of assets                        $      -  $ 47,500
                                                   ========  ========

       Issuance of common stock for the
         purchase of Audiobookcafe.com             $180,000  $      -
                                                   ========  ========

       Assumption of long-term debt for the
         purchase of Audiobookcafe.com             $150,000  $      -
                                                   ========  ========

       Repurchase of common stock through
         issuance of accrued liability             $  7,000  $      -
                                                   ========  ========


                                    Continued

                 AUDIOBOOKS OF TEXAS, INC. (DBA EARFUL OF BOOKS)
             NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
                                   __________

14.   SUBSEQUENT  EVENTS
      ------------------

     In 2001, the Company entered into agreements with employees to buy back options to purchase 67,750 shares of the Company's common stock that were outstanding at December 31, 2000 at a repurchase price of $0.50 per share.

     On January 9, 2001 the Company entered into a binding letter of intent with a consulting company whereby that company was to facilitate the secure electronic distribution of digital asset and electronic commerce with an initial focus on establishing a digital courier service for the Company and its franchise stores. On January 9, 2001, the letter of intent was cancelled and the parties entered into a Settlement Agreement whereby the company agreed to loan $300,000 to Earful at 7% per annum with principal and interest due January 9, 2002. This note is collateralized by the right, title and interest in Audiobookcafe.com. During the year ended December 31, 2000, the company had advanced $150,000 to Earful. Under the Settlement Agreement this $150,000 was converted to Earful common stock at $6 per share.

     During January 2001, the Company issued warrants to various employees to purchase 435,000 shares of the Company's common stock at $4.00 per share.
     As  part  of  the  merger,  these  warrants  are  required to be exercised.

     On July 6, 2001, the Company initiated a reverse merger with American Absorbents Natural Products, Inc. ("AANP"), a publicly traded company. Under the terms of the merger agreement the stockholders of the Company will receive 76% of the issued and outstanding common stock of AANP and, accordingly, the Company is the acquirer in the merger transaction. The acquisition will be accounted for using the purchase method of accounting. Accordingly, the operations of AANP will be included in the Company's consolidated and combined financial statements beginning July 6, 2001. The following represents proforma information as if the acquisition occurred on January 1, 1999:


                                           2000          1999
                                       ------------  ------------

     Total revenue                     $ 1,303,956   $ 1,164,244
                                       ============  ============

     Net loss                          $(3,461,809)  $(2,067,543)
                                       ============  ============

     Loss per share (basic and fully
       diluted)                        $     (1.52)  $     (0.90)
                                       ============  ============

                 AUDIOBOOKS OF TEXAS, INC. (DBA EARFUL OF BOOKS)
                                   __________




            UNAUDITED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2001 AND 2000,

                 AUDIOBOOKS OF TEXAS, INC. (DBA EARFUL OF BOOKS)
                                TABLE OF CONTENTS
                                   __________



                                                 PAGE(S)
                                                 -------
Unaudited Consolidated and Combined Financial
  Statements:

  Unaudited Consolidated and Combined Balance
    Sheet as of June 30, 2001 and December 31,
    2000                                               1

  Unaudited Consolidated and Combined Statement
    of Operations for the three months and six
    months ended June 30, 2001 and 2000                2

  Unaudited Condensed Consolidated and Combined
    Statement of Cash Flows for the six months
    ended June 30, 2001 and 2000                       3

  Unaudited Consolidated and Combined Statement
    of Stockholders' Deficit for the six months
    ended June 30, 2001                                4

Notes to Unaudited Consolidated and Combined
  Financial Statements                                 5

                 AUDIOBOOKS OF TEXAS, INC. (DBA EARFUL OF BOOKS)
                UNAUDITED CONSOLIDATED AND COMBINED BALANCE SHEET
                       JUNE 30, 2001 AND DECEMBER 31, 2000
                                   __________


                                                      JUNE 30,     DECEMBER 31,
     ASSETS                                             2001           2000
--------------------------------------------------  ------------  --------------
Current assets:
  Cash and cash equivalents                         $         -   $           -
  Receivables                                           120,183          12,805
  Merchandise inventories                                42,038          48,252
                                                    ------------  --------------

    Total current assets                                162,221          61,057

Property and equipment, net                             542,149         493,868
Note receivable                                         121,500               -
Other assets                                             53,871          52,667
                                                    ------------  --------------

      Total assets                                  $   879,741   $     607,592
                                                    ============  ==============


LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------

Current liabilities:
  Book overdraft                                    $   229,630   $     105,565
  Accounts payable                                      693,981         965,260
  Accrued liabilities                                 1,056,894         912,125
  Current portion of long-term debt                   1,103,560         333,939
  Current portion of notes payable to stockholders    1,056,274         439,000
                                                    ------------  --------------

    Total current liabilities                         4,140,339       2,755,889

Long-term debt, net of current portion                  206,644         236,703
                                                    ------------  --------------

      Total liabilities                               4,346,983       2,992,592
                                                    ------------  --------------

Commitments and contingencies

Stockholders' deficit:
  Common stock, $.01 par value, 10,000,000
    shares authorized, 2,431,590 and 2,064,990
    shares issued and outstanding at June 30, 2001
    and December 31, 2000, respectively                  24,316          20,650
  Additional paid-in capital                          3,032,083       2,533,718
  Unissued common stock                                       -         206,094
  Stock subscription receivable                         (30,000)        (30,000)
  Accumulated deficit                                (6,493,641)     (5,115,462)
                                                    ------------  --------------

      Total stockholders' deficit                    (3,467,242)     (2,385,000)
                                                    ------------  --------------

        Total liabilities and stockholders'
          deficit                                   $   879,741   $     607,592
                                                    ============  ==============


      See accompanying notes to unaudited consolidated and combined financial statements.

                            AUDIOBOOKS OF TEXAS, INC. (DBA EARFUL OF BOOKS)
                      UNAUDITED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2001 AND 2000
                                              __________


                                        THREE MONTHS ENDED JUNE 30,       SIX MONTHS ENDED JUNE 30,
                                          2001             2000             2001            2000
                                    ----------------  ---------------  --------------  ---------------
Revenue:
  Rental revenue                    $       176,891   $      172,103   $     350,960   $      328,842
  Merchandise sales                          35,758           42,026          68,030           77,398
  Franchise fee revenue                           -                -          25,000           44,509
  Other revenue                              33,097           22,418          64,622           43,630
                                    ----------------  ---------------  --------------  ---------------

    Total revenue                           245,746          236,547         508,612          494,379
                                    ----------------  ---------------  --------------  ---------------

Cost of sales:
  Cost of rental revenue                    293,681          191,882         607,859          388,079
  Cost of merchandise sold                   15,154           15,323          22,072           32,319
  Cost of franchise revenue                  32,111           50,376          68,730          120,696
                                    ----------------  ---------------  --------------  ---------------

    Total cost of sales                     340,946          257,581         698,661          541,094
                                    ----------------  ---------------  --------------  ---------------

Gross profit (loss)                         (95,200)         (21,034)       (190,049)         (46,715)

Operating expenses:
  General and administrative                461,338          463,801         900,719          794,544
  Depreciation and amortization              30,324           28,794          51,529           60,607
                                    ----------------  ---------------  --------------  ---------------

    Total operating expenses                491,662          492,595         952,248          855,151
                                    ----------------  ---------------  --------------  ---------------

Operating income (loss)                    (586,862)        (513,629)     (1,142,297)        (901,866)

Other income (expenses):
  Interest expense                         (119,873)         (25,010)       (235,882)         (52,185)
  Gain (loss) on disposal of
    assets                                        -                -               -          (66,675)
                                    ----------------  ---------------  --------------  ---------------

    Total other income (expenses)          (119,873)         (25,010)       (235,882)        (118,860)
                                    ----------------  ---------------  --------------  ---------------

Net loss before minority interest          (706,735)        (538,639)     (1,378,179)      (1,020,726)

  Minority interest                               -           34,000               -           68,000
                                    ----------------  ---------------  --------------  ---------------

Net loss                            $      (706,735)  $     (504,639)  $  (1,378,179)  $     (952,726)
                                    ================  ===============  ==============  ===============

Basic and diluted net loss per
  common share                      $         (0.33)  $        (0.29)  $       (0.65)  $        (0.54)
                                    ================  ===============  ==============  ===============


Weighted average shares
  outstanding                             2,166,262        1,754,787       2,115,626        1,752,012
                                    ================  ===============  ==============  ===============


      See accompanying notes to unaudited consolidated and combined financial statements.

                 AUDIOBOOKS OF TEXAS, INC. (DBA EARFUL OF BOOKS)
      UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000
                                   __________



                                                  SIX MONTHS ENDED JUNE 30,
                                                      2001         2000
                                                  ------------  ----------
Cash flows from operating activities:
  Net loss                                        $(1,378,179)  $(952,726)
  Adjustments to reconcile net loss to net cash
    provided by operating activities                   40,799     737,020
                                                  ------------  ----------

      Net cash used in operating activities        (1,337,380)   (215,706)
                                                  ------------  ----------

Cash flows from investing activities:
  Capital expenditures                               (143,521)   (187,265)
  Net proceeds from sale of assets                          -      14,800
  Investment in affiliated company                          -      25,000
                                                  ------------  ----------

      Net cash used in investing activities          (143,521)   (147,465)
                                                  ------------  ----------

Cash flows from financing activities:
  Increase in book overdraft                          124,065           -
  Proceeds from notes payable to stockholders         671,760           -
  Repayments on notes payable to stockholders         (54,486)          -
  Proceeds from long-term debt                        776,000     300,000
  Repayment of long-term debt                         (36,438)    (15,403)
  Contribution from minority stockholders                   -      50,000
                                                  ------------  ----------

      Net cash provided by financing activities     1,480,901     334,597
                                                  ------------  ----------

Increase (decrease) in cash and cash equivalents            -     (28,574)

Cash and cash equivalents, beginning of period              -      48,935
                                                  ------------  ----------

Cash and cash equivalents, end of period          $         -   $  20,361
                                                  ============  ==========


Cash paid for interest and income taxes:

  Cash paid for interest                          $    28,200   $  12,000
                                                  ============  ==========

  Cash paid for taxes                             $         -   $       -
                                                  ============  ==========

Non-cash investing and financing activities:

  Issuance of common stock for note receivable    $   121,500   $       -
                                                  ============  ==========


      See accompanying notes to unaudited consolidated and combined financial statements.

                                       AUDIOBOOKS OF TEXAS, INC. (DBA EARFUL OF BOOKS)
                            UNAUDITED CONSOLIDATED AND COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                                            FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                                          __________


                                                       ADDITIONAL                       STOCK
                               COMMON STOCK  PAID-IN    UNISSUED     SUBSCRIPTION    ACCUMULATED
                                  SHARES      AMOUNT     CAPITAL        STOCK        RECEIVABLE      DEFICIT         TOTAL
                               ------------  --------  -----------  --------------  -------------  ------------  ------------
Balance at December 31, 2000      2,064,990    20,650  $ 2,533,718  $     206,094   $    (30,000)  $(5,115,462)  $(2,385,000)

  Stock issued for debt guar-
    antees and interest             237,282     2,373      172,064              -              -             -       174,437

  Stock issued for note
    receivable                       91,127       911      120,589              -              -             -       121,500

  Issuance of unissued stock         38,191       382      205,712       (206,094)             -             -             -

  Net loss                                -         -            -              -              -    (1,378,179)   (1,378,179)
                               ------------  --------  -----------  --------------  -------------  ------------  ------------

Balance at June 30, 2001          2,431,590  $ 24,316  $ 3,032,083  $           -   $    (30,000)  $(6,493,641)  $(3,467,242)
                               ============  ========  ===========  ==============  =============  ============  ============


      See accompanying notes to unaudited consolidated and combined financial statements.

                 AUDIOBOOKS OF TEXAS, INC. (DBA EARFUL OF BOOKS)
        NOTES TO UNAUDITED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
                                   __________

1.   REFERENCE  TO  NOTES  TO  FINANCIAL  STATEMENTS  DATED  DECEMBER 31, 2000
     -------------------------------------------------------------------------

     The notes to the financial statements dated December 31, 2000 should be read in conjunction with these unaudited consolidated and combined financial statements. These financial statements include all adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods.

PROFORMA  FINANCIAL  INFORMATION

UNAUDITED  PROFORMA  CONDENSED  CONSOLIDATED  AND  COMBINED FINANCIAL STATEMENTS

The following unaudited proforma condensed consolidated and combined financial statements give effect to the reverse merger of American Absorbents Natural Products, Inc. ("AANP") by Audiobooks of Texas, Inc. (dba Earful of Books) ("Earful"). The transaction will be accounted for using the purchase method of accounting, whereby the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the assets and liabilities of AANP have been combined with the recorded values of the assets and liabilities of Earful in the unaudited proforma condensed consolidated and combined financial statements. The purchase price allocation for AANP is preliminary and is unaudited. These allocations are subject to change pending the completion of the final analysis of the fair value of the assets acquired and liabilities assumed. The unaudited proforma condensed consolidated and combined balance sheet represents the combined financial position of AANP as of January 31, 2001 and July 31, 2001 and Earful as of December 31, 2000 and June 30, 2001, assuming that the proposed merger had occurred on December 31, 2000 and June 30, 2001. The unaudited proforma condensed consolidated and combined statements of operations give effect to the proposed merger of Earful and AANP by combining the results of operations of AANP for the year ended January 31, 2001 and for the three and six month periods ended July 31, 2001 and 2000, with the results of Earful for the year ended December 31, 2000 and for the three and six month periods ended June 30, 2001 and 2000. The one month difference in presentation of the historical financial statements of Earful and AANP does not have a material effect on the condensed consolidated and combined proforma financial statements.

The unaudited proforma condensed consolidated and combined financial statements are based on the estimates and assumptions set forth in the notes to these financial statements, which are preliminary and have been made solely for purposes of developing this proforma information. The unaudited proforma condensed consolidated and combined financial statements are presented for illustrative purposes only. The proforma adjustments are based upon available information and assumptions that management believes are reasonable. The unaudited proforma condensed consolidated and combined financial statements are not necessarily an indication of the results that would have been achieved had such transactions been consummated as of the dates indicated or that may be achieved in the future.

These unaudited proforma condensed consolidated and combined financial statements should be read in conjunction with the historical financial statements and related notes of Earful and AANP, appearing elsewhere in this document.

                              EARFUL OF BOOKS, INC.
                                   __________




   UNAUDITED PROFORMA CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                                  JUNE 30, 2001

                                     EARFUL OF BOOKS, INC.
             UNAUDITED PROFORMA CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEET
                                       DECEMBER 31, 2000
                                          __________


                                                                    PRO-FORMA      PRO-FORMA
     ASSETS                             EARFUL         AANP        ADJUSTMENTS     COMBINED_
-----------------------------------  ------------  ------------  ---------------  ------------
Current assets:
  Cash and cash equivalents          $         -   $       244   $            -   $       244
  Receivables                             12,805         5,531                -        18,336
  Inventories                             48,252       313,416                -       361,668
  Other assets                                 -        17,208                -        17,208
                                     ------------  ------------  ---------------  ------------

    Total current assets                  61,057       336,399                -       397,456

Property and equipment, net              493,868       453,898                -       947,766
Mining claims                                  -     5,081,569    (2,306,574)(2)    2,774,995
Other assets                              52,667        16,725                -        69,392
                                     ------------  ------------  ---------------  ------------

      Total assets                   $   607,592   $ 5,888,591   $   (2,306,574)  $ 4,189,609
                                     ============  ============  ===============  ============


LIABILITIES AND STOCKHOLDERS'
-----------------------------
  EQUITY (DEFICIT)
  ----------------

Current liabilities:
  Book overdraft                     $   105,565   $         -   $            -   $   105,565
  Accounts payable and accrued
    liabilities                        1,877,385       377,767                -     2,255,152
  Current portion of long-term
    debt                                 333,939       220,000                -       553,939
  Current portion of notes payable
    to stockholders                      439,000       365,546                -       804,546
                                     ------------  ------------  ---------------  ------------

    Total current liabilities          2,755,889       963,313                -     3,719,202

Long-term debt, net of current
  portion                                236,703             -                -       236,703
Notes payable to stockholders,
  net of current portion                       -       594,800                -       594,800
                                     ------------  ------------  ---------------  ------------

      Total liabilities                2,992,592     1,558,113                -     4,550,705

Stockholders' equity (deficit):
  Common stock                            20,650        10,162       (13,638)(1)       17,174
  Additional paid-in capital           2,533,718    10,756,595    (5,477,641)(1)    7,812,672
  Unissued common stock                  206,094             -                -       206,094
  Stock subscription receivable          (30,000)            -                -       (30,000)
  Accumulated deficit                 (5,115,462)   (5,491,279)     3,184,705(1)   (7,422,036)
  Treasury stock                               -      (945,000)               -      (945,000)
                                     ------------  ------------  ---------------  ------------

      Total stockholders' equity
        (deficit)                     (2,385,000)    4,330,478       (2,306,574)     (361,096)
                                     ------------  ------------  ---------------  ------------

        Total liabilities and
          stockholders' equity
          (deficit)                  $   607,592   $ 5,888,591   $   (2,306,574)  $ 4,189,609
                                     ============  ============  ===============  ============

                                   EARFUL OF BOOKS, INC.
       UNAUDITED PROFORMA CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS
                            FOR THE YEAR ENDED DECEMBER 31, 2000
                                         __________


                                                                 PRO-FORMA      PRO-FORMA
                                     EARFUL         AANP        ADJUSTMENTS     COMBINED
                                  ------------  ------------  ---------------  ------------
Revenue:
  Rental revenue                  $   722,762   $         -   $            -   $   722,762
  Merchandise sales                   198,804        90,734                -       289,538
  Franchise fee revenue               156,973             -                -       156,973
  Other revenue                       134,683             -                -       134,683
                                  ------------  ------------  ---------------  ------------

    Total revenue                   1,213,222        90,734                -     1,303,956
                                  ------------  ------------  ---------------  ------------

Cost of sales:
  Cost of rental revenue              978,945             -                -       978,945
  Cost of merchandise sold             91,455        67,722                -       159,177
  Cost of franchise revenue           253,980             -                -       253,980
                                  ------------  ------------  ---------------  ------------

    Total cost of sales             1,324,380        67,722                -     1,392,102
                                  ------------  ------------  ---------------  ------------

Gross profit (loss)                  (111,158)       23,012                -       (88,146)

Operating expenses:
  General and administrative        1,887,525     1,018,744                -     2,906,269
  Depreciation and amortization       138,836        95,160                -       233,996
                                  ------------  ------------  ---------------  ------------

    Total operating expenses        2,026,361     1,113,904                -     3,140,265
                                  ------------  ------------  ---------------  ------------

Operating income (loss)            (2,137,519)   (1,090,892)               -    (3,228,411)

Other income (expenses):
  Interest income                           -           785                -           785
  Interest expense                   (117,171)            -                -      (117,171)
  Gain (loss) on disposal of
    assets                            (66,675)      177,776    (111,101)(5,6)            -
  Write-down on impairment of
    assets                           (301,333)            -        301,333(6)            -
  Other income (expense), net          68,000         5,220                -        73,220
                                  ------------  ------------  ---------------  ------------

    Total other income
      (expenses)                     (417,179)      183,781          190,232       (43,166)
                                  ------------  ------------  ---------------  ------------

Net loss from continuing
  operations                      $(2,554,698)  $  (907,111)  $      190,232   $(3,271,577)
                                  ============  ============  ===============  ============


Basic and diluted net loss
  from continuing operations
  per common share                $     (1.37)  $     (0.15)  $         1.32   $     (0.20)
                                  ============  ============  ===============  ============


Weighted average shares
  outstanding                       1,863,388     5,911,366        8,571,662    16,346,416
                                  ============  ============  ===============  ============

                                    EARFUL OF BOOKS, INC.
            UNAUDITED PROFORMA CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEET
                                        JUNE 30, 2001
                                         __________


                                                                  PRO-FORMA      PRO-FORMA
     ASSETS                           EARFUL         AANP        ADJUSTMENTS     COMBINED
---------------------------------  ------------  ------------  ---------------  ------------
Current assets:
  Cash and cash equivalents        $         -   $       270   $            -   $       270
  Receivables                          120,183       130,353      (230,000)(4)       20,536
  Inventories                           42,038       307,452                -       349,490
  Other assets                               -         2,459                -         2,459
                                   ------------  ------------  ---------------  ------------

    Total current assets               162,221       440,534         (230,000)      372,755

Property and equipment, net            542,149       402,552                -       944,701
Mining claims                                -     5,081,569    (2,306,574)(2)    2,774,995
Other assets                           175,371        15,000                -       190,371
                                   ------------  ------------  ---------------  ------------

      Total assets                 $   879,741   $ 5,939,655   $   (2,536,574)  $ 4,282,822
                                   ============  ============  ===============  ============


LIABILITIES AND STOCKHOLDERS'
-----------------------------
  EQUITY (DEFICIT)
  ----------------

Current liabilities:
  Book overdraft                   $   229,630   $         -   $            -   $   229,630
  Accounts payable and accrued
    liabilities                      1,750,875       315,594      (230,000)(4)    1,836,469
  Current portion of long-term
    debt                             1,103,560             -                -     1,103,560
  Notes payable to stockholders      1,056,274       435,298                -     1,491,572
                                   ------------  ------------  ---------------  ------------

    Total current liabilities        4,140,339       750,892         (230,000)    4,661,231

Long-term debt, net of current
  portion                              206,644             -                -       206,644
                                   ------------  ------------  ---------------  ------------

      Total liabilities              4,346,983       750,892         (230,000)    4,867,875

Stockholders' equity (deficit):
  Common stock                          24,316        12,144       (18,608)(1)       17,852
  Additional paid-in capital         3,032,083    11,639,034    (5,498,807)(1)    9,172,310
  Stock subscription receivable        (30,000)            -                -       (30,000)
  Accumulated deficit               (6,493,641)   (5,517,415)     3,210,841(1)   (8,800,215)
  Treasury stock                             -      (945,000)               -      (945,000)
                                   ------------  ------------  ---------------  ------------

      Total stockholders' equity
        (deficit)                   (3,467,242)    5,188,763       (2,306,574)     (585,053)
                                   ------------  ------------  ---------------  ------------

        Total liabilities and
          stockholders' equity
          (deficit)                $   879,741   $ 5,939,655   $   (2,536,574)  $ 4,282,822
                                   ============  ============  ===============  ============

                                  EARFUL OF BOOKS, INC.
     UNAUDITED PROFORMA CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS
                         FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                       __________


                                                               PRO-FORMA     PRO-FORMA
                                     EARFUL        AANP       ADJUSTMENTS    COMBINED
                                  ------------  -----------  -------------  ------------
Revenue:
  Rental revenue                  $   350,960   $        -   $          -   $   350,960
  Merchandise sales                    68,030        3,453              -        71,483
  Franchise fee revenue                25,000            -              -        25,000
  Other revenue                        64,622            -              -        64,622
                                  ------------  -----------  -------------  ------------

    Total revenue                     508,612        3,453              -       512,065
                                  ------------  -----------  -------------  ------------

Cost of sales:
  Cost of rental revenue              607,859            -              -       607,859
  Cost of merchandise sold             22,072        3,336              -        25,408
  Cost of franchise revenue            68,730            -              -        68,730
                                  ------------  -----------  -------------  ------------

    Total cost of sales               698,661        3,336              -       701,997
                                  ------------  -----------  -------------  ------------

Gross profit (loss)                  (190,049)         117              -      (189,932)

Operating expenses:
  General and administrative          900,719      201,758              -     1,102,477
  Depreciation and amortization        51,529       45,477              -        97,006
                                  ------------  -----------  -------------  ------------

    Total operating expenses          952,248      247,235              -     1,199,483
                                  ------------  -----------  -------------  ------------

Operating income (loss)            (1,142,297)    (247,118)             -    (1,389,415)

Other income (expenses):
  Interest income                           -          468              -           468
  Interest expense                   (235,882)           -              -      (235,882)
  Other income                              -      220,000    (220,000)(7)            -
                                  ------------  -----------  -------------  ------------

    Total other income
      (expenses)                     (235,882)     220,468       (220,000)     (235,414)
                                  ------------  -----------  -------------  ------------

Net loss from continuing
  operations                      $(1,378,179)  $  (26,650)  $   (220,000)  $(1,624,829)
                                  ============  ===========  =============  ============


Basic and diluted net loss
  from continuing operations
  per common share                $     (0.65)  $    (0.01)  $       0.57   $     (0.09)
                                  ============  ===========  =============  ============


Weighted average shares
  outstanding                       2,115,626    8,019,662      7,215,079    17,350,367
                                  ============  ===========  =============  ============

                                 EARFUL OF BOOKS, INC.
     UNAUDITED PROFORMA CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS
                         FOR THE SIX MONTHS ENDED JUNE 30, 2000
                                       __________


                                                              PRO-FORMA     PRO-FORMA
                                    EARFUL        AANP       ADJUSTMENTS    COMBINED
                                  -----------  -----------  -------------  ------------
Revenue:
  Rental revenue                  $  328,842   $        -   $          -   $   328,842
  Merchandise sales                   77,398       69,676              -       147,074
  Franchise fee revenue               44,509            -              -        44,509
  Other revenue                       43,630            -              -        43,630
                                  -----------  -----------  -------------  ------------

    Total revenue                    494,379       69,676              -       564,055
                                  -----------  -----------  -------------  ------------

Cost of sales:
  Cost of rental revenue             388,079            -              -       388,079
  Cost of merchandise sold            32,319       28,136              -        60,455
  Cost of franchise revenue          120,696            -              -       120,696
                                  -----------  -----------  -------------  ------------

    Total cost of sales              541,094       28,136              -       569,230
                                  -----------  -----------  -------------  ------------

Gross profit (loss)                  (46,715)      41,540              -        (5,175)

Operating expenses:
  General and administrative         794,544      481,339              -     1,275,883
  Depreciation and amortization       60,607       48,575              -       109,182
                                  -----------  -----------  -------------  ------------

    Total operating expenses         855,151      529,914              -     1,385,065
                                  -----------  -----------  -------------  ------------

Operating income (loss)             (901,866)    (488,374)             -    (1,390,240)
                                  -----------  -----------  -------------  ------------

Other income (expenses):
  Interest income                          -          379              -           379
  Interest expense                   (52,185)           -              -       (52,185)
  Loss on disposal of assets         (66,675)           -       66,675(6)            -
  Other income (expense), net         68,000        5,220              -        73,220
                                  -----------  -----------  -------------  ------------

    Total other income
      (expenses)                     (50,860)       5,599         66,675        21,414
                                  -----------  -----------  -------------  ------------

Net loss from continuing
  operations                      $ (952,726)  $ (482,775)  $     66,675   $(1,368,826)
                                  ===========  ===========  =============  ============


Basic and diluted net loss
  from continuing operations
  per common share                $    (0.54)  $    (0.10)  $       0.55   $     (0.09)
                                  ===========  ===========  =============  ============


Weighted average shares
  outstanding                      1,752,012    5,063,556      9,127,129    15,942,697
                                  ===========  ===========  =============  ============

                                 EARFUL OF BOOKS, INC.
    UNAUDITED PROFORMA CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS
                       FOR THE THREE MONTHS ENDED JUNE 30, 2001
                                      __________


                                                             PRO-FORMA     PRO-FORMA
                                    EARFUL        AANP      ADJUSTMENTS    COMBINED
                                  -----------  -----------  ------------  ------------
Revenue:
  Rental revenue                  $  176,891   $        -   $          -  $   176,891
  Merchandise sales                   35,758          777              -       36,535
  Franchise fee revenue                    -            -              -            -
  Other revenue                       33,097            -              -       33,097
                                  -----------  -----------  ------------  ------------

    Total revenue                    245,746          777              -      246,523

Cost of sales:
  Cost of rental revenue             293,681            -              -      293,681
  Cost of merchandise sold            15,154            -              -       15,154
  Cost of franchise revenue           32,111            -              -       32,111
                                  -----------  -----------  ------------  ------------

    Total cost of sales              340,946            -              -      340,946
                                  -----------  -----------  ------------  ------------

Gross profit (loss)                  (95,200)         777              -      (94,423)

Operating expenses:
  General and administrative         461,338      119,649              -      580,987
  Depreciation and amortization       30,324       22,790              -       53,114
                                  -----------  -----------  ------------  ------------

    Total operating expenses         491,662      142,439              -      634,101
                                  -----------  -----------  ------------  ------------

Operating income (loss)             (586,862)    (141,662)             -     (728,524)

Other income (expenses):
  Interest income                          -          234              -          234
  Interest expense                  (119,873)           -              -     (119,873)
                                  -----------  -----------  ------------  ------------

    Total other income
      (expenses)                    (119,873)         234              -     (119,639)
                                  -----------  -----------  ------------  ------------

Net loss from continuing
  operations                      $ (706,735)  $ (141,428)  $          -  $  (848,163)
                                  ===========  ===========  ============  ============


Basic and diluted net loss
  from continuing operations
  per common share                $    (0.33)  $    (0.02)  $       0.30  $     (0.05)
                                  ===========  ===========  ============  ============


Weighted average shares
  outstanding                      2,166,262    8,603,670      6,858,534   17,628,466
                                  ===========  ===========  ============  ============

                                 EARFUL OF BOOKS, INC.
    UNAUDITED PROFORMA CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS
                       FOR THE THREE MONTHS ENDED JUNE 30, 2000
                                      __________


                                                             PRO-FORMA     PRO-FORMA
                                    EARFUL        AANP      ADJUSTMENTS    COMBINED _
                                  -----------  -----------  ------------  ------------
Revenue:
  Rental revenue                  $  172,103   $        -   $          -  $   172,103
  Merchandise sales                   42,026       68,937              -      110,963
  Franchise fee revenue                    -            -              -            -
  Other revenue                       22,418            -              -       22,418
                                  -----------  -----------  ------------  ------------

    Total revenue                    236,547       68,937              -      305,484
                                  -----------  -----------  ------------  ------------

Cost of sales:
  Cost of rental revenue             191,882            -              -      191,882
  Cost of merchandise sold            15,323       27,693              -       43,016
  Cost of franchise revenue           50,376            -              -       50,376
                                  -----------  -----------  ------------  ------------

    Total cost of sales              257,581       27,693              -      285,274
                                  -----------  -----------  ------------  ------------

Gross profit (loss)                  (21,034)      41,244              -       20,210

Operating expenses:
  General and administrative         463,801      247,287              -      711,088
  Depreciation and amortization       28,794       24,288              -       53,082
                                  -----------  -----------  ------------  ------------

    Total operating expenses         492,595      271,575              -      764,170
                                  -----------  -----------  ------------  ------------

Operating income (loss)             (513,629)    (230,331)             -     (743,960)
                                  -----------  -----------  ------------  ------------

Other income (expenses):
  Interest income                          -          171              -          171
  Interest expense                   (25,010)           -              -      (25,010)
  Other income (expense), net         34,000        2,610              -       36,610
                                  -----------  -----------  ------------  ------------

    Total other income
      (expenses)                       8,990        2,781              -       11,771
                                  -----------  -----------  ------------  ------------

Net loss from continuing
  operations                      $ (504,639)  $ (227,550)  $          -  $  (732,189)
                                  ===========  ===========  ============  ============


Basic and diluted net loss
  from continuing operations
  per common share                $    (0.29)  $    (0.04)  $       0.28  $     (0.05)
                                  ===========  ===========  ============  ============


Weighted average shares
  outstanding                      1,754,787    5,282,640      9,009,596   16,047,023
                                  ===========  ===========  ============  ============

                              EARFUL OF BOOKS, INC.
     NOTES TO UNAUDITED PROFORMA CONDENSED CONSOLIDATED AND COMBINED FINANCIAL
                                   STATEMENTS

     BASIS  OF  PRESENTATION
     -----------------------

     Earful acquired AANP in a reverse merger in which Earful stockholders received 13,531,480 shares of AANP common stock in exchange for all of their Earful common stock. The reverse merger is treated as an acquisition and accounted for under the purchase method of accounting. Estimates of the fair values of the assets and liabilities of AANP have been combined with the recorded values of the assets and liabilities of Earful in the unaudited proforma condensed consolidated and combined financial statements. The purchase price allocation for AANP is preliminary and is unaudited. These allocations are subject to change pending the completion of the final analysis of the fair value of the assets acquired and liabilities assumed.

     PROFORMA  ADJUSTMENTS
     ---------------------

     1. Although the consummation of the merger was effective July 6, 2001, the AANP historical financial statements included in these proforma financial statements as of and for the six month period ended July 31, 2001 exclude the effects of a 2.1 to 1 reverse stock split and the issuance of 13,531,480 shares of common stock on July 9, 2001 to the Earful stockholders. Instead, these transactions were recorded as proforma adjustments in the accompanying unaudited proforma condensed consolidated and combined financial statements.

     2. This proforma adjustment reflects the write-down of AANP assets based on management's estimates of the fair value of the mineral reserves less selling costs. The book value of all other tangible assets and liabilities acquired are presently believed to approximate fair value.

     3. The proforma combined per share amounts are based on the combined weighted average of AANP common shares (adjusted for the 2.1 to 1 reverse stock split) and Earful common shares for all periods presented based on Earful stockholders receiving 13,531,480 shares of AANP common shares for all of the Earful common shares outstanding.

     4. In June 2001 Earful borrowed $200,000 from a bank and loaned $100,000 to AANP. In addition, other advances were made between the two companies which are eliminated in these unaudited proforma condensed consolidated and combined financial statements.

     5. During the year ended January 31, 2001 AANP recorded a non-recurring $52,275 gain from the extinguishment of debt as an extraordinary item and $125,501 of other non-recurring gains. The proforma statement of operations presented in these unaudited proforma condensed consolidated and combined financial statements exclude these non-recurring gains.

     6. During the year ended December 31, 2000 Earful recorded a non-recurring $66,675 loss on the disposal of assets and a $301,333 loss on the impairment of goodwill. The proforma statement of operations presented in these unaudited proforma condensed consolidated and combined financial statements exclude these non-recurring losses.

     7. During the six months ended July 31, 2001, AANP recorded a non-recurring $220,000 gain from extinguishment of debt. The proforma statement of operations presented in these unaudited proforma condensed consolidated and combined financial statements exclude this non-recurring gain.

                                  EXHIBIT INDEX


Exhibit  Number     Description
---------------     -----------

     2.1* Agreement and Plan of Merger, dated June 29, 2001 by and between the Registrant, Merger Sub and Earful.

     16.1           Letter Re:  Change in certifying accountant

     23.1           Consent  of  Ham,  Langston  &  Brezina,  LLP




     *Filed as an exhibit to the Registrant's Current Report on Form 8-K filed on July 10, 2001.